Exhibit 99.3
AARONS, INC.
EMPLOYEES RETIREMENT PLAN AND TRUST
As Amended and Restated
Effective As of December 31, 2010,
Except As Otherwise Noted
[Subject to Approval by the Internal Revenue Service]

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AARON’S, INC. EMPLOYEES RETIREMENT PLAN AND TRUST
(As Amended and Restated, Effective December 31, 2010)
     THIS AMENDMENT AND RESTATEMENT IS made and entered into this 10th day of December, 2010, by AARON’S, INC., a Georgia corporation (the “Employer” or the “Company”) and SUNTRUST BANK, as trustee (the “Trustee”), to be effective December 31, 2010, except as otherwise expressly provided or required by law.
WITNESSETH:
     WHEREAS, the Company has previously established the Aaron Rents, Inc. Employees Retirement Plan and Trust (the “Plan”) for the exclusive benefit of its eligible employees and their beneficiaries;
     WHEREAS, the Plan was renamed the Aaron’s, Inc. Employees Retirement Plan and Trust, effective as of April 20, 2009; and
     WHEREAS, the Company now desires to amend and restate the Plan, effective December 31, 2010, to incorporate prior amendments to the Plan and to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) as they are applicable to the Plan and to reflect other legislative changes as necessary to bring the Plan into compliance with current laws, including the Pension Protection Act of 2006 (“PPA”) and the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”). This amendment and restatement is intended to serve as good faith compliance with the requirements of EGTRRA, PPA, and the HEART Act, as is to be construed in accordance with EGTRRA, PPA, and the HEART Act and the guidance issued thereunder.
     WHEREAS, the Company desires to incorporate a Roth 401(k) contribution feature, effective as of January 1, 2011.
     NOW, THEREFORE, the Company does hereby amend and restate the Plan effective December 31, 2010 (unless otherwise provided or required by law) to read as follows:

ARTICLE I
DEFINITIONS
     The following words and phrases when used herein shall have the meaning set forth below unless a different meaning is plainly required by the context. The masculine gender wherever used herein shall be deemed to include the feminine. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply, and vice versa.
     1.1 Aaron’s Common Stock — The Common Stock of the Company, $0.50 par value, and any securities substituted for such stock by reason of recapitalization, reorganization, merger, or consolidation.
     1.2 Affiliated Employer — The Employer and any member of a control group which includes the Employer, as contemplated by Code Sections 414(b), (c), (m), and (o).
     1.3 Annual Compensation — Subject to the compensation limit in Article XIII hereof and, except as may be otherwise expressly provided herein with respect to any particular Section of the Plan or application of this definition to a contribution by or on behalf of a Participant, the Participant’s compensation from the Employer for the relevant year which is currently includable in such Participant’s gross income for such year for Federal income tax purposes, but excluding (if otherwise includable in gross income) all reimbursements or other expense allowance, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits. For purposes of determining the amount a Participant may elect to contribute to the Plan as a Elective Deferrals and for purposes of testing contributions pursuant to Sections 3.4 and 3.5 of the Plan, only Annual Compensation paid while the Participant is eligible to participate in the Plan shall be considered.
          For purposes of determining the amount a Participant may elect to contribute to the Plan as a Elective Deferrals, Annual Compensation shall include amounts which are not includable in gross income for Federal income tax purposes under Code Sections 125, 132(f), 401(k), 402 and 403(b), as well as compensation includable in such Participant’s gross income for Federal income tax purposes for such year that is attributable to the exercise by such Participant of a nonqualified stock option. For purposes of determining the Employer’s Matching Contribution as provided in Section 3.1(c), Annual Compensation shall not include the compensation includable in such Participant’s gross income that is attributable the exercise by such Participant of a nonqualified stock option. For purposes of performing the nondiscrimination tests under Code Sections 401(k) and (m), the Employer may elect to use any method in determining Annual Compensation permitted under Code Section 414(s).
          The Annual Compensation limit is $245,000, for 2010, as adjusted for cost-of-living in accordance with Code Section 401(a)(17)(B).

          A Participant who is in qualified military service, as defined under Code Section 414(u)(5), shall be treated as receiving compensation from the Employer for the period of qualified military service equal to:
     (a) the compensation the Participant would have received during such period of qualified military service if the Participant were not in qualified military service, determined based on the rate of pay the Participant would have received from the employer but for absence during the period of qualified military service, or
     (b) if the compensation of the Participant under (a) above was not reasonably certain, the Participant’s average compensation from the Employer during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).
     1.4 Authorized Leaves of Absence — Any absence authorized by the Employer under the Employer’s standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Employee returns to Employment within the period of authorized absence. An absence due to service in the Armed Forces of the United States which is qualified military service as defined under Code Section 414(u) shall be considered an Authorized Leave of Absence, provided that the Employee returns to Employment with the Employer within the period during which his right to Reemployment is preserved by law.
     1.5 Average Contribution Percentage — For any specified group of Employees, for any Plan Year the average of the ratios (calculated separately for each Employee in such group) of the sum of Matching Contributions and Employee Non-Tax-Deductible Voluntary Contributions paid to the Plan by or on behalf of each such Employee to the Employee’s Annual Compensation for such Plan Year, except to the extent any such contributions may otherwise be taken into account for purposes of Section 3.4 of the Plan. For purposes of the foregoing an Employer may elect, under Regulations issued by the Secretary, to take into account Elective Deferrals and Qualified Nonelective Contributions under the Plan or any other plan of the Employer. Average Contribution Percentages shall be calculated to the nearest one hundredth of one percent (1/100%). The Average Contribution Percentage of an Eligible Employee who does not make an Elective Deferral for a Plan Year shall be zero.
     1.6 Average Deferral Percentage — For any specified group of Employees, for any Plan Year the average of the ratios (calculated separately for each Employee in such group) of the amount of Elective Deferrals made by Employee to the Employee’s Annual Compensation for such Plan Year. The Average Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one-hundredth of percent (1/100%). The Average Deferral Percentage of an Eligible Employee who does not make an Elective Deferral for a Plan Year shall be zero.
     1.7 Beneficiary — Subject to the provisions of Article VI, any person or persons (natural or otherwise) designated by a Participant on a form supplied by the Committee to receive benefits payable in the event of the death of the Participant, or in the absence of any such designated person, such other person determined to be a beneficiary under Article VI hereof.
     1.8 Board — The Board of Directors of the Company, or of any other Employer, as the case may be.
     1.9 Break in Service — A Plan Year (or such other computation period as is required by the context) in which the Employee completes no more than 500 Hours of Service, but not including a Plan Year the last day of which the individual is on an Authorized Leave of Absence.
     1.10 Calendar Quarter — January 1 through March 31, April 1 through June 30, July 1 through September 30, October 1 through December 31 of each Plan Year.
     1.11 Code — The Internal Revenue Code of 1986, as amended from time to time, and the regulations established pursuant thereto, as amended.
     1.12 Company — Aaron’s, Inc. and any successor carrying out the responsibilities of the Company hereunder.
     1.13 Company Stock Fund — An Investment Fund which is invested primarily in Aaron’s Common Stock.
     1.14 Effective Date — The date upon which this amendment and restatement of the Plan is effective, namely December 31, 2010, except as otherwise noted.
     1.15 Elective Deferral — Any Employer contributions made to the Plan at the election of the Participant in lieu of cash compensation. For Plan Years beginning after December 31, 2010, the term “Elective Deferral” includes Elective Deferrals and Roth 401(k) Contributions. Prior to January 1, 2011, Elective Deferrals included only Pay Transfers.
     1.16 Elective Deferrals Portion of the Plan — The portion of the Plan under which Participants can defer a part of their Annual Compensation pursuant to the election described in Section 3.1(a)(iv), and also be credited with Matching Contributions as provided in Section 3.1(c)(i).
     1.17 Eligible Employee — An Employee who is directly or indirectly eligible to have Elective Deferrals made on his behalf to the Plan for all or a portion of the Plan Year. An Employee will not cease to be an Eligible Employee merely because he is suspended from making Elective Deferrals due to a withdrawal of contributions, because he elects not to participate (other than an initial, irrevocable election never to participate in any cash or deferred arrangement maintained by the Company or any Affiliated Employer, which such irrevocable election must be made before the Employee first becomes eligible to participate in any such plan), or because he is prevented from making such Elective Deferrals by operation of Code Section 415.

     1.18 Employee — Any person who is an employee (such term having its customary meaning) of the Employer and who is receiving remuneration for personal services rendered to the Employer (other than as an independent contractor) or is on an Authorized Leave of Absence. In addition, the term Employee shall include Leased Employees unless (i) such leased employees constitute less than twenty percent (20%) of the Employer’s non-highly compensated work force within the meaning of Code Section 414(n)(l)(C)(ii), and (ii) such leased employees are covered by a plan described in Code Section 414(n)(5). A Leased Employee means any individual who is not a common law employee of the Employer and who provides services to the Employer if: (i) such services are provided pursuant to an agreement between the Employer and any other person, (ii) such individual has performed such services for the Employer (or for the Employer and any related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least 1 year, and (iii) such services are performed under primary direction and control by the Employer.
Leased Employees shall not be Eligible Employees and may not participate in the Plan. Independent contractors and other individuals under contract with the Employer or classified by the Employer as a non-Employee or as a leased employee shall not be eligible to participate in the Plan. If any individual classified by the Employer as an independent contractor, leased employee or other non-Employee designation is later required by action of the Internal Revenue Service, Department of Labor or any other governmental agency to be classified as an Employee, such individual shall not be eligible to participate in the Plan prior to such reclassification and, after such reclassification, the individual’s participation shall be in accordance with rules established by the Employer and the Plan Administrator.
     1.19 Employee Benefit Committee or Committee — The body which, if appointed by the Employer, shall be the Plan Administrator and shall have the administrative management of the Plan, as provided in Article VIII. In each instance where the Plan shall refer to the Committee, the reference shall mean the Employer for any period for which the Employer has not appointed a Committee.
     1.20 Employee Contribution Account — The account maintained for a Participant to record his nondeductible contributions and adjustments relating thereto.
     1.21 Employee Rollover Contribution Account — The account maintained for a Participant to record his rollover contributions and adjustments relating thereto.
     1.22 Employer — The Company and each Affiliated Employer duly adopting for the exclusive benefit of its eligible Employees (and their Beneficiaries), the provisions of this Plan, in accordance with the provisions hereof and with consent of the Company.
     1.23 Employer Contribution Account — The account maintained for a Participant to record his share of the contributions of the Employer which do not constitute Matching Contributions, and adjustments relating thereto.

     1.24 Employment — Service as an Employee of the Employer or any Affiliated Employer. The term “Reemployment” means Employment following a prior termination of Employment. The terms “Employed” and “Reemployed” shall be used in the same sense as the terms Employment and Reemployment, respectively.
     1.25 Entry Date — January 1 and July 1 of each Plan Year.
     1.26 ERISA — Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.
     1.27 Excess Aggregate Contributions — With respect to any Plan Year, the aggregate amount of Matching Contributions and Employee Non-Tax-Deductible Voluntary Contributions (and any Qualified Nonelective Contribution or Elective Deferrals made on behalf of Highly Compensated Employees for the relevant Plan Year and taken into account at the election of the Employer in determining the contribution percentage for purposes of Section 3.5), to the extent such amount exceeds the maximum permissible amount of such contributions under the limitations of Section 3.5.
     1.28 Excess Contributions — With respect to any Plan Year, the aggregate Employer contributions paid to the Plan as Elective Deferrals on behalf of a Highly Compensated Employee for such Plan Year to the extent such aggregate contributions exceed the maximum such contribution permitted for such Highly Compensated Employee for such Plan Year under the limitations of Section 3.4.
     1.29 Existing Balance — The aggregate amount standing to the credit of a Participant or former Participant in all of his Plan accounts.
     1.30 Fiduciaries — The named fiduciaries who shall be the Company, the Committee and the Trustee, and any other parties designated as fiduciaries by such named fiduciaries in accordance with the powers herein provided, but only with respect to the specific responsibilities of each for Plan and Trust administration as set forth herein.
     1.31 Forfeiture — That portion of a Participant’s account(s) not vested at the time he incurs his fifth consecutive Break in Service and which reverts to the Trust Fund and is reallocated to the accounts of other Participants or otherwise applied as provided in the Plan. Forfeitures shall also include Matching Contributions which are Excess Aggregate Contributions under Section 3.5 and are reallocated to Non-Highly Compensated Employees under Sections 3.1(c) and 3.5.
     1.32 Future Amounts — Contributions or other amounts which will be allocated or credited to a Participant’s Plan accounts at a future time.
     1.33 Highly Compensated Employee —
     (a) Any Employee who

     (i) was a 5% owner of the Employer, as defined in Code Section 416(i)(1), at any time during the Plan Year or the preceding Plan Year, or
     (ii) for the preceding Plan Year, (A) had compensation from the Employer in excess of $110,000 for 2010, and as further adjusted pursuant to Code Section 415(d), and (B) if the Employer elects under Regulations issued by the Secretary, was in the Top Paid Group for the preceding Plan Year.
     (b) Compensation — For purposes of this Section of the Plan, compensation means compensation within the meaning of Code Section 415(c)(3) and shall include elective amounts that are not includible in the gross income of an Employee by reason of Code Section 132(f)(4).
     (c) Application Order — Subsections (b), (c), (m), (n) and (o) of Code Section 414 will be applied before applying the foregoing provisions. The determination of which Employees are Highly Compensated Employees shall be made subject to Code Section 414(q), and the Employer may use any alternatives and elections authorized under applicable Code regulations.
     1.34 Hour of Service —
     (a) Each Employee shall be credited with an Hour of Service for eligibility for participation and vesting purposes for:
     (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties during Employment. These hours shall be credited to the Employee for the computation period in which the duties are performed;
     (ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence, provided, however, that under this subparagraph (ii):
     (1) No more than 500 hours of Service shall be credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties;
     (2) No hours shall be credited if such payment is made or due under a plan maintained by the Employer solely for purposes of complying with applicable worker’s compensation, unemployment insurance or disability insurance laws; and

     (3) No hours shall be credited for a payment which reimburses an Employee for medical or medically related expenses incurred by the Employee;
     (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the period in which the award, agreement, or payment is made. The same Hours of Service shall not be credited under subparagraphs (i) or (ii), as the case may be, and this subparagraph (iii). Crediting of hours for back pay awarded or agreed to with respect to periods described in subparagraph (ii) shall be subject to the limitations of that subparagraph; and
     (iv) For purposes of determining whether a Break in Service has occurred for participation and vesting purposes, each hour during maternity or paternity absences shall be included in accordance with Section 2.3. During such absence, the Employee shall receive credit for Hours of Service equal to the number of hours that normally would have been credited during the absence, or if unknown, then eight hours per day of absence, provided that the credit for Hours of Service on account of pregnancy or placement of a child with the Employee by adoption shall not exceed 501 Hours of Service. Hours of Service on account of pregnancy or adoption shall only be required to be credited if in the Plan Year in which the maternity or paternity absence begins, crediting of such hours is necessary to prevent a break in Service in that Plan Year; otherwise, such hours shall be credited in the following year.
     (b) Hours of Service credited under the Plan shall be calculated and credited subject to the rules and restrictions set forth in Department of Labor Regulations Section 2530.200b-2(b), (c) and (f) which are incorporated herein by this reference.
     (c) The method of determining Hours of Service under the Plan shall be in accordance with Department of Labor Regulations Section 2530.200b-3 and shall be applied in a consistent and non-discriminatory manner to Employees or classes of Employees. The Plan may apply different methods and equivalency rules in determining Hours of Service for different classes of Employees.
     1.35 Individual Medical Benefit Account — Any separate account under a defined benefit pension plan from which benefits described in Code Section 401(h) are payable solely to the relevant Participant, his spouse, or his dependents.
     1.36 Investment Fund — The investment options set forth in Section 4.7 of the Plan into which a Participant may direct the investment of his Existing Balance and/or Future Amounts.

     1.37 Matching Account — The account maintained for a Participant to record any Matching Contributions made on his behalf pursuant to Section 3.1(c)(i), and adjustments relating thereto.
     1.38 Matching Contribution — The contribution, if any, made by the Employer to match a Participant’s Elective Deferrals as provided in Section 3.1(c)(i), and any other Employer contribution made on account of any Employee contribution.
     1.39 Non-Highly Compensated Employee — An Employee who is not a Highly Compensated Employee.
     1.40 Non-Tax-Deductible Voluntary Contribution — Employee contributions made in accordance with Section 3.2(a) of the Plan which are not deductible for Federal income tax purposes.
     1.41 Normal Retirement Date and Normal Retirement Age — The Normal Retirement Date shall be the first day of the month coincident with or next following the date on which a Participant attains sixty-five (65) years of age (the Normal Retirement Age).
     1.42 Participant — Any Employee who has qualified under the terms of the Plan for participation therein and who remains so qualified.
     1.43 Participant Directed Amount — The amount to be invested at the direction of a Participant in accordance with the provision of Section 4.7 hereof.
     1.44 Pay Transfer — The portion of a Participant’s Annual Compensation deferred pursuant to the election described in Section 3.1(a)(iii) and (v), contributed on his behalf to the Trust and credited to the Participant’s Pre-Tax Account. For tax purposes, including Section 414(h) of the Code, Pay Transfers shall be considered Employer contributions to the Plan.
     1.45 Permanent and Total Disability — The permanent and lasting inability of a Participant, due to illness, accident or other physical or mental incapability, to perform his usual duties and services of his Employment. The determination as to whether Permanent and Total Disability exists in any individual case shall be made by the Committee on the basis of uniform standards consistently applied, which shall include analysis of the results of a medical or psychiatric examination or examinations conducted at the instance of the Committee with respect to such Employee, or in lieu of requiring such an examination, the Committee may use any other available evidence of medical or psychiatric findings reasonably sufficient to serve as a basis for such a determination. In the event the Committee finds that a Permanent and Total Disability does not exist, then it shall by certified mail so notify the Participant in question who shall have the rights set forth in the claims procedure in Section 8.3.
     1.46 Plan — The Plan as set forth herein, as amended and/or restated from time to time. The Plan shall be known as the Aaron’s, Inc. Employees Retirement Plan and Trust.

     1.47 Plan Administrator — The Committee, Employer, or other entity administering the Plan in accordance with Article VIII hereof.
     1.48 Plan Year — The Plan Year shall be January 1 through the next following December 31.
     1.49 Pre-Tax Account — The account maintained for a Participant to record amounts deferred pursuant to the election described in Section 3.1(a)(v), and adjustments related thereto.
     1.50 Qualified Nonelective Contribution — Employer contributions other than Matching Contributions which are allocated to Participants’ accounts, which such Participants may not elect to receive in cash until distributed from the Plan and which meet the Special Distribution Restrictions.
     1.51 Qualifying Participants — All Participants who are Employed on the last day of the applicable Plan Year and who have a Year of Service for such Plan Year.
     1.52 Roth 401(k) Contributions — Means the amount contributed by a Participant under Section 3.1(a)(iv) that is:
     (a) Designated irrevocably by the Participant as a Roth 401(k) Contribution that is being made in lieu of all or a portion of the Elective Deferrals the Participant is otherwise eligible to make under the Plan; and
     (b) Treated as includible in the Participant’s income at the time that the Participant would have received the amount in cash if the Participant had not made the election.
     1.53 Roth 401(k) Contributions Account — Means the subaccount maintained as a part of a Participant’s Account to record the Participant’s interest attributable to Roth 401(k) Contributions.
     1.54 Roth Rollover Contributions — Means the amounts contributed to this Plan that are attributable to Roth 401(k) contributions in accordance with Section 3.2(c)(iii).
     1.55 Roth Rollover Contributions Account — Means the subaccount maintained as a part of a Participant’s Account to record the Participant’s interest attributable to rollovers of Roth 401(k) contributions and related earnings.
     1.56 Secretary — The Secretary of the Treasury.
     1.57 Special Distribution Restrictions — Amounts credited to a Participant’s account(s) which are 100% vested and nonforfeitable when so credited; and which are not distributable to Participants or their Beneficiary(ies) merely by reason of any stated period of participation or the lapse of any fixed number of years, nor earlier than the earliest of:

     (a) Severance from Employment by the Participant; except that a “Severance from Employment” shall not include the change in an individual’s status from an Employee to a “leased employee,” both as described in Section 1.19;
     (b) Death of the Participant;
     (c) Permanent and Total Disability of the Participant;
     (d) Attainment of age 59 1/2 by the Participant;
     (e) Hardship of the Participant; or
     (f) With respect to Elective Deferrals and earnings thereon and Qualified Nonelective Contributions (and earnings thereon) taken into account for purposes of Section 3.4, upon (i) termination of the Plan without establishment or maintenance of a successor defined contribution plan; (ii) sale of substantially all assets used by the Employer in the trade or business in which the Participant is Employed; or (iii) the sale of an incorporated Affiliated Employer’s interest in a subsidiary; provided, however, that such distributions may only be made if and to the extent permitted by the Code and its regulations.
     1.58 Top Paid Group — For any Plan Year, an Employee who is in the top twenty percent (20%) of Employees when such Employees are ranked on the basis of compensation (as defined for purposes of determining Highly Compensated Employees) paid during such Plan Year. For purposes of such determination the following Employees shall be excluded:
     (a) Employees who have not completed 6 months of service;
     (b) Employees who normally work fewer than 17 1/2 hours per week;
     (c) Employees who have not attained age 21;
     (d) Employees who normally work not more than 6 months during any year;
     (e) Except to the extent provided in Regulations, employees who are included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer; and
     (f) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).
          The Employer may elect to apply (a) through (d) above by substituting a shorter period of service, smaller number of hours or months, or lower age, than that specified in (a) through (d).

     1.59 Trust (or Trust Fund) — The fund maintained under the Plan in accordance with the terms of the trust agreement, as amended from time to time, which constitutes a part of the Plan.
     1.60 Trust Agreement — The agreement entered into between the Company and the Trustee which provides for the holding and investment of the assets of the Plan.
     1.61 Trustee — The individual(s) or financial institution(s) designated in the Trust Agreement to hold the assets of the Plan.
     1.62 Valuation Date — Any periodic and regularly scheduled date for valuation of the assets of the Trust Fund and of the respective accounts of Participant; provided, however, that the Plan Administrator may establish other valuation period(s) from time to time. Notwithstanding the actual date of payment, no earnings are paid with respect to a distribution or withdrawal amount after the Valuation Date for such distribution or withdrawal. The Annual Valuation Date shall always be the last day of the Plan Year, presently, each December 31. Assets of the Trust Fund shall be valued daily by the Trustee, unless such date is not a business day, in which case, Valuation Date shall mean the immediately preceding business day on which such assets were valued. The Valuation Date for purposes of distributions under Article V or Article VII shall mean the date of distribution to the Participant, or such earlier date after the event entitling the Participant to a distribution as the Committee establishes for administrative reasons to value the distribution to a Participant.
     1.63 Vested Interest — The percentage of the value of a Participant’s interest in his account(s) that is nonforfeitable under the Plan.
     1.64 Voluntary Tax Deductible Contribution Account — The account maintained for a Participant to record any amounts which under the Plan are deemed to be voluntary tax deductible contributions pursuant to Section 3.2(b), and adjustments relating thereto.
     1.65 Year of Service — A Plan Year (or other computation period required by the context) during which the Employee completes at least 1,000 Hours of Service.

ARTICLE II
ELIGIBILITY, PARTICIPATION AND SERVICE
     2.1 Eligibility for Participation —
     (a) Each Employee shall automatically become eligible to be a Participant in the Plan on the Entry Date coincident with or next following the date on which the Employee first (i) attains the age of twenty-one (21) years and (ii) completes at least one (1) Year of Service if such Employee is Employed on the applicable Entry Date. With respect to Elective Deferrals, if the date an Employee submits an election form in accordance with Section 3.1(a)(v) to the Plan Administrator or its agent designating a portion of his Annual Compensation to be contributed to the Plan and indicating the manner in which such amount shall be invested is later than his Entry Date, then his participation in the Plan shall commence on the date the election form is submitted, or as soon thereafter as is administratively practical. Elective Deferrals are not required as a condition of participation in the Plan, nor as a condition for sharing in any Employer contributions other than Matching Contributions, and the Entry Date of any Participant shall be determined without regard to the filing date of any election form in accordance with Section 3.1(a)(v). A Participant shall remain a Participant until his Employment terminates or he incurs a Break in Service, whichever first occurs. Upon the occurrence of either such event, his participation shall cease.
     (b) For purposes of eligibility for Plan participation, a Year of Service shall mean the first twelve-month period during which an Employee has at least 1,000 Hours of Service. The computation period initially to be taken into account for purposes of eligibility shall be the twelve-month period commencing with the date of the Employee’s Employment, whether such Employment commenced prior or subsequent to the Effective Date. In the event that the Employee fails to have at least 1,000 Hours of Service during this initial computation period, the eligibility computation period shall be the first Plan Year commencing after the date of Employment and, if necessary, succeeding Plan Years. A Participant’s continued eligibility to participate under the Plan shall be determined on a Plan Year basis.
     2.2 Effect of Termination of Employment or Break in Service on Participation; Return to Employment —
     (a) A Participant whose Employment is terminated and who is thereafter Reemployed will again be considered a Participant on the first date on which he completes an Hour of Service upon Reemployment, or, if later, the date on which the election form described in Section 3.1 is submitted. A Participant who incurs a Break in Service shall not be considered a Participant hereunder on the last day of the Plan Year in which the Break in Service occurs.

     (b) In the case of a Participant or former Participant who had a Vested Interest in Employer contributions when he incurred a Break in Service, or a Participant who did not have a Vested Interest in Employer contributions at that time but whose consecutive one year Breaks in Service do not equal or exceed the greater of (i) five, or (ii) the aggregate number of Years of Service before such period of Breaks in Service, he will again be considered a Participant on the first date on which he completes an Hour of Service after the Break in Service. Any other Employee who incurs a Break in Service must satisfy the eligibility requirements of Section 2.1 for participation in the Plan as if he were a new Employee whose Employment commenced on the first date that he completes an Hour of Service after the last day of the computation period in which the Break in Service occurred.
     (c) The Plan Year shall be the computation period for purposes of determining whether a Break in Service has occurred. The first Plan Year for this purpose, with respect to any Participant, shall be the Plan Year which commences on or immediately after such Participant’s Entry Date.
     (d) The period of a Participant’s qualified military service as defined under Code Section 414(u) shall not cause a Break in Service for a Participant reemployed in accordance with veterans’ reemployment laws. Upon reemployment, a Participant’s period of qualified military service shall be included in Years of Service under Section 5.5.
     2.3 Maternity or Paternity Leave —
     (a) In the case of an Employee who is absent from Employment on account of (i) the Employee’s pregnancy, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee or (iv) an absence due to the need for caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:
     (i) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or
     (ii) if the Hours of Service in (i) cannot be determined, then eight (8) Hours of Service for each day of such absence.
     (b) The Hours of Service credited under this Section 2.3 shall not exceed 501 Hours of Service per absence and shall be credited in the Plan Year the absence begins only if an Employee would be prevented from incurring a Break in Service in such Plan Year. In any other case, such hours shall be credited in the immediately following Plan Year. The Employee shall not be entitled to receive credit for maternity or paternity leave under this Section 2.3 unless such Employee furnishes to the Committee within such reasonable time period as the Committee may establish evidence that the absence is on account of one of the four (4) reasons specified in Section 2.3(a) and evidence of the duration of such absence.
     2.4 Inactive Account Status — If any Participant (excluding an Employee whose Employment is terminated) completes more than 500 Hours of Service but less than 1,000 Hours of Service in any Plan Year, or if during a Plan Year a Participant has no more than 500 Hours of Service but is on an Authorized Leave of Absence which would prevent him from having a Break in Service, his Employer Contribution Account shall be placed on inactive status. In such case, such Plan Year shall not be considered as a Year of Service for the purpose of determining the Participant’s Vested Interest in his Employer Contribution Account, and the Participant shall not share in the Employer’s contribution or in other allocations made pursuant to Section 4.3 for any such Plan Year, but he shall continue to receive allocations in accordance with Section 4.2. In the event such Participant has 1,000 Hours of Service in a subsequent Plan Year, his Employer Contribution Account shall revert to active status for such Plan Year with full rights and privileges under this Plan restored.

ARTICLE III
CONTRIBUTIONS AND ALLOCATIONS
     3.1 Employer Contributions — The Company shall make contributions to the Plan (all of which are hereby expressly conditioned on their deductibility under Code Section 404) by making cash payments (or payments of property acceptable to the Trustee if such payments (i) are purely voluntary, (ii) do not relieve the Company of an obligation to make contributions to this Plan, and (iii) do not constitute prohibited exchanges under ERISA § 406(a)(1)(A) or if payments are described in ERISA §408(e)) to the Trustee in one or more of the following methods:
     (a) Elective Deferrals —
     (i) Amount — For each Plan Year, the Company shall make Elective Deferrals to this Plan in an amount equal to the aggregate Elective Deferrals specified by Participants pursuant to their elections, subject to the limitations and restrictions of paragraph (vi) below. Contributions are treated as Elective Deferrals hereunder only if they are made after the Employee’s performance of services which relate to Annual Compensation that would have been paid to the Employee absent the election. Amounts contributed in anticipation of future performance of services shall not be treated as Elective Deferrals.
     (ii) Allocation — Pay Transfers and Roth 401(k) Contributions specified by Participant pursuant to his election shall, subject to the limitations and restrictions of paragraph (vi) below, be allocated to such Participant’s Pre-Tax and Roth 401(k) Contributions Account.
     (iii) Pay Transfers — Any Participant may specify an amount of Pay Transfers to be deferred under the Plan which, together with the amount of Roth 401(k) Contributions specified by such Participant, may be up to 100% of such Participant’s Annual Compensation for any pay period. Prior to May 1, 2010, each Participant was permitted to defer up to 10% of his Annual Compensation as Pay Transfers subject to the limitations contained in Sections 3.3 and 3.4.
     (iv) Roth 401(k) Contributions —
     (1) Election — Effective as of January 1, 2011 and subject to all the terms, conditions and limitations of the Plan, each Participant may make an election to make Roth 401(k) Contributions in lieu of all or a portion of the Pay Transfers that the Participant is otherwise entitled to make under Section 3.1(a). Except where otherwise provided, Roth 401(k) Contributions shall be treated as Elective Deferrals for all purposes under the Plan, including any Matching Contributions made pursuant to

Section 3.1(c). A Participant’s election under this Section 3.1(a)(iv) to make Roth 401(k) Contributions will remain in effect during the Plan Year and for subsequent Plan Years until revised or terminated. However, the Committee has the right at any time unilaterally to reduce prospectively the Roth 401(k) Contributions that a Participant has elected under this Section 3.1(a)(iv) if the Committee acting in its absolute discretion determines that such reduction might be necessary to satisfy the limitations under Sections 3.3 and 3.4.
     (2) Revision and Termination — An election to make Roth 401(k) Contributions may be revised or terminated by a Participant in accordance with the procedure in Section 3.1(a)(v) of the Plan.
     (3) Allocation — The Roth 401(k) Contributions, if any, made by a Participant will be credited to his or her Roth 401(k) Contributions Account.
     (4) Separate Accounting — Contributions and withdrawals of Roth 401(k) Contributions will be credited to the Roth 401(k) Contributions Account maintained for each Participant who has made Roth 401(k) Contributions and no contributions other than Roth 401(k) Contributions and properly attributable earnings shall be allocated to such Participant’s Roth 401(k) Contributions Account. Similarly, contributions and withdrawals of Roth Rollover Contributions will be credited to the Roth Rollover Contributions Account maintained for each Participant who has made Roth Rollover Contributions and no contributions other than Roth Rollover Contributions and properly attributable earnings shall be allocated to such Participant’s Roth Rollover Contributions Account. The Plan will maintain records of all such Roth 401(k) Contributions or Roth Rollover Contributions made to a Participant’s Account. All gains, losses, and other credits or charges attributable to the Roth 401(k) Contributions Account or the Roth Rollover Contributions Account shall be separately allocated to such respective Account.
     (v) Procedure for Making Elections —
     (1) The Plan Administrator shall have complete discretion to adopt and revise procedures to be followed in making Elective Deferral elections (with respect to Pay Transfers and Roth 401(k) Contributions). Such procedures may include, but are not limited to, the manner in which elections may be made, and the deadline for making elections and for requesting a modification or revision of an Elective Deferral election including a termination of any Elective Deferral election; provided, however, that no election may be made to defer as an Elective Deferral any amount of Applicable Compensation that has already been paid to a

Participant. Any procedures adopted by the Committee shall be communicated to Participants.
     (2) A Participant may elect to limit the amount of his Annual Compensation (as defined in Section 1.2) used in determining his deferral amount by excluding all Annual Compensation recognized while an election under this subsection is effective that is attributable to the exercise by the Participant of a nonqualified stock option, or to any other item designated on an election form by the Plan Administrator that would otherwise be included as Annual Compensation hereunder. The election will be prospectively only, and, if not made and effective concurrently with the Participant’s initial deferral election, shall be effective as of the first day of the Calendar Quarter following the Calendar Quarter in which the election has been delivered to the Plan Administrator or its agent. A Participant may revoke such election at any time, effective as of the first day of the Calendar Quarter following the Calendar Quarter in which the revocation was made. Such election to exclude nonqualified stock option income from Annual Compensation shall continue in effect for purposes of the Participant’s Elective Deferrals contributions to the Plan until the earlier of the date the Participant making the election ceases participation in the Elective Deferrals Portion of the Plan, or the effective date of the Participant’s revocation of such election to exclude nonqualified stock option income.
     (3) Elective Deferrals Adjustment — Subject to the provisions of this paragraph (v), a Participant who has elected under Section 3.1(a)(v) to defer a portion of his Annual Compensation for a Plan Year may elect each Calendar Quarter to increase or reduce the amount of his deferral as provided in this subsection. Subject to Section 3.1(a)(v)(2), once during any Calendar Quarter, a Participant may elect to increase or reduce the amount of his deferral, effective as soon as administratively practicable after the Plan Administrator’s receipt of change instructions from the Participant made in accordance with the Plan Administrator’s procedures. Any such change which becomes effective pursuant to this subsection shall remain in effect until the earlier of the date the Participant making the election ceases participation in the Plan, or the date a subsequent adjustment election first becomes effective. In addition to the foregoing, a Participant who has not elected to defer for a Plan Year the maximum deferral as set forth in Section 3.1(a) may at any time during the eleventh month of such Plan Year elect to defer an amount for such Plan Year which, when added to his other deferrals for such Plan Year, will not exceed such maximum, but only to the extent that such amount may be prospectively deferred from the portion of such Participant’s Annual Compensation for such Plan Year payable after the end of the eleventh month of such Plan Year. Such end-of-the-year election is a special annual election which shall not revoke, revise or otherwise affect such Participant’s deferral election previously made pursuant to Section 3.1(a)(v).
     (4) A Participant may elect to terminate his deferrals under the Plan, effective as soon as administratively practicable after the Plan Administrator’s receipt of termination instructions from the Participant made in accordance with the Plan Administrator’s procedures; provided, however, that such Participant cannot again elect to defer a portion of his Annual Compensation pursuant to Section 3.1(a) until he has not participated in the Elective Deferrals portion of the Plan for one (1) Calendar Quarter. Upon meeting such waiting period requirement, the Participant may once again elect to defer a portion of his Annual Compensation effective as soon as administratively practicable after the Plan Administrator’s receipt of a new election from the Participant made in accordance with the Plan Administrator’s procedures.
     (vi) Payroll Deductions — The contribution of Elective Deferrals shall normally be accomplished through an automatic payroll deduction arrangement. However, the Plan Administrator may, in its discretion, allow such contributions to be made in a manner other than through regular payroll deductions if consistent with applicable law and regulations.
     (vii) Other Limitations Concerning Elective Deferrals — In addition to the other conditions and limitations set forth in the Plan, Elective Deferrals which may, for a Plan Year, be otherwise made by a Participant and allocated to his Account shall not be permitted, in the case of each Highly Compensated Participant, if they would cause the Plan to fail the nondiscrimination requirements specified in Section 3.4 for such Plan Year, and, in the case of each Participant, if they would cause the Plan to fail to satisfy the limitations of Section 3.3 for such Plan Year. The Committee shall have complete discretion to limit Elective Deferrals at any time during the Plan Year, consistent with applicable law, so that the requirements and limitations specified in Sections 3.3 and 3.4 will be met.
     (b) Catch-Up Contributions — Further, all Participants who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the taxable year shall be eligible to make “catch-up” contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of making of such catch-up contributions.

     (c) Matching Contributions —
     (i) For each Calendar Quarter of a Plan Year, the Employer shall make a Matching Contribution to the Plan, in the amount provided in this Section 3.1(c)(i), for the credit of each Participant contributing during such Calendar Quarter a portion of his Annual Compensation as provided in Section 3.1(a). Subject to the next sentence and Section 4.5, the amount contributed under this Section 3.1(c)(i) on behalf of each such Participant shall be fifty cents ($.50) for each one dollar ($1.00) of the Participant’s Elective Deferrals during such Calendar Quarter provided, however, that for purposes of computing the Matching Contribution of the Employer on behalf of a Participant for a Plan Year, to the extent such Participant’s Elective Deferrals exceeds four percent (4%) of his Annual Compensation for such Plan Year such Elective Deferrals shall be disregarded. Subject to Section 4.3(c) and as provided in Section 4.3(a), the Matching Contribution of the Employer for any Calendar Quarter may, in the sole discretion of the Employer, be reduced by any Forfeitures and amounts subject to potential future buy-back options because of distributions made during such Calendar Quarter. If the amount of Matching Contributions made pursuant to this Section 3.1(c)(i) would result in Excess Aggregate Contributions under Section 3.5, then to the extent necessary to prevent the Plan from discriminating under Code Section 401, the Employer, in its sole discretion, may (i) make the required Matching Contribution and refund Excess Aggregate Contributions to Highly Compensated Employees in accordance with Section 3.5(c); (ii) treat such Excess Aggregate Contributions as Forfeitures to be allocated among Non-Highly Compensated Employees as an additional Matching Contribution for such Plan Year; or (iii) adjust the amount of Matching Contributions to be made on behalf of some or all Highly Compensated Employees making Elective Deferrals under the Plan in any manner permissible under the Code or regulations in order to reduce or avoid Excess Aggregate Contributions for such Plan Year.
     (ii) Time of Making Contribution — Notwithstanding Section 3.1(c)(i), the Employer shall pay to the Trustee amounts which are to be contributed to the Trust under this Section 3.1 no later than the period permissible under Code Section 404(a)(6).
     3.2 Employee Contributions
     (a) Employee’s Non-Tax-Deductible Voluntary Contributions —
     (i) Any Participant may, however, if permitted by, and pursuant to and in accordance with such rules and regulations as may be established for that purpose by the Committee and subject to the limitation contained in Section 4.5, contribute to the Trust under the Plan in any fiscal year of the Employer, such amount or amounts in cash up to 100% of his Annual Compensation as he may determine to contribute. Prior to May 1, 2010, the amounts contributed under this

Section 3.2(a), when added to all voluntary contributions made by the Participant in prior years under this Plan and under any other qualified retirement plan adopted by the Employer were not permitted to cause his total contributions to exceed ten percent (10%) of the aggregate Annual Compensation paid to him by the Employer during all years that he has been a Participant under the plans. In addition, no voluntary contribution shall be in an amount less than One Hundred Dollars ($100.00) unless such contribution is made through an automatic payroll deduction plan and the aggregate amount contributed in a calendar year is at least $100.00. A Participant may change the amount of his contribution from year to year, provided such amount remains within the minimum and maximum limits hereinabove specified. A contribution by a Participant shall be credited to his Employee Contribution Account.
     (ii) Any Participant who has made voluntary contributions may withdraw from the Trust Fund any portion of such voluntary contributions (but not earnings or income thereon or appreciation attributable thereto in the Trust) by giving the Committee at least sixty (60) days prior written notice thereof, and upon receipt of any such notice the Committee shall direct the Trust to pay to such Participant at the earliest practicable time the requested amount of voluntary contributions standing to such Participant’s credit in his Employee Contribution Account; provided, however, that no such withdrawal shall be made in an amount less than One Hundred Dollars ($100.00); and further provided that withdrawals elected hereunder shall be allowable only in the event and only to the extent the Trustee has on hand, or receives in hand at the time of any such request, in cash, an amount sufficient to cover both obligations of the Trust due and coming due within the reasonably near future and the aggregate amount of withdrawals elected hereunder, and the Trustee shall not be required to sell assets or to borrow money for the purpose of raising such cash, nor shall the Trustee be required to hold cash available in anticipation of possible withdrawals hereunder. In the event the Trustee has available some but not enough cash to cover the aggregate withdrawals, the amount available shall be prorated among the electing Participants in proportion to the amount of the elected withdrawal of each. To the extent that the available cash funds of the Trust may be insufficient to cover withdrawals hereunder, the elections therefor shall be null and void. Notwithstanding the foregoing, an Employee’s Non-Tax-Deductible Voluntary Contributions shall further be subject to the provisions of Sections 3.5 and 4.5 of the Plan. Any withdrawal of Non-Tax-Deductible Voluntary Contributions under this Section 3.2 shall be satisfied first with such Contributions which were credited to the Participant’s Employee Contribution Account on or before December 31, 1986.
     (iii) Elections to make, discontinue, withdraw or resume contributions shall be in writing signed by the Participant and on such form or forms as the Committee shall provide. The election form may be in any form or format (at the sole discretion of the Plan Administrator) including electronic substitute or facsimile which provides substantially the same assurances of authenticity and reliability as a writing. Upon termination of Employment, the amount contributed by a Participant shall be distributed in accordance with Article V.
     (b) Voluntary Tax Deductible Contributions By Participants —
     (i) Notwithstanding this Section 3.2(b) or any other provision of the Plan, the Plan shall not accept any Employee contribution designated as a deductible employee contribution for any taxable year of the Participant beginning after December 31, 1986. Any such contribution shall be returned to the relevant Participant (or his Beneficiary) as promptly as practicable after being tendered to the Plan.
     (ii) The amount in a Participant’s Voluntary Tax Deductible Contribution Account shall be invested as provided in Section 4.7 of the Plan.
     (iii) Notwithstanding anything in this Plan to the contrary, in the event of the Participant’s death or his disability as defined in Code Section 72(m)(7), the amount in such Participant’s Voluntary Tax Deductible Contribution Account, valued as of the Valuation Date coincident with or next preceding the date of his death or disability, shall be distributed as promptly as practicable after such death or disability, to his Beneficiary or Beneficiaries determined pursuant to the provisions of Article VI hereof in the event of death, or to such Participant or his legally appointed guardian or representative in the event of disability. Except for such distributions in the event of death or disability, and notwithstanding anything to the contrary, the amount in a Participant’s Voluntary Tax Deductible Contribution Account will normally be distributed upon or as promptly as practicable after the later to occur of: (i) the Participant’s termination of Employment with the Employer for any reason other than disability or death, or (ii) his attainment of age 59-1/2; provided, however, that a Participant or a former Participant who is no longer Employed by the Employer, who has then attained the age of 59-1/2, may request in writing to the Committee and receive as promptly as practicable after receipt by the Committee of such written request, a distribution of the amount of his Voluntary Tax Deductible Contribution Account, valued as of the Valuation Date coincident with or next preceding the date of such request; and provided further, however, that a Participant or a former Participant who is no longer Employed by the Employer, and who has not then attained the age of 59-1/2, may request in writing to the Committee and receive as promptly as practicable after receipt by the Committee of such written request, a distribution of the amount in his Voluntary Tax Deductible Contribution Account, valued as of the Valuation Date coincident with or next preceding the date of such request, so long as such written request is on a form prescribed by the Committee which shall clearly indicate such Participant’s or former Participant’s knowledge of the possible penalty tax and other possible tax consequences imposed on a premature distribution and shall set forth his agreement to pay any such tax.

     (iv) The Committee shall provide such reports to the Participants and to the Internal Revenue Service in such form and manner and at such times as may be required under regulations promulgated by the Internal Revenue Service, including without limitation, a report of receipt of voluntary tax deductible contributions.
     (v) Notwithstanding anything in the Plan to the contrary, amounts in Voluntary Tax Deductible Contribution Accounts may not be assigned, pledged or agreed to be assigned or agreed to be pledged for any purpose, used for the purchase of life insurance covering any Participant, or loaned in any manner to any person or party.
     (vi) Notwithstanding anything in this Plan to the contrary, the Committee shall administer and manage the Voluntary Tax Deductible Contribution Accounts of the Participants in accordance with such regulations and rulings as the Internal Revenue Service may promulgate and issue from time to time governing qualified voluntary tax deductible employee contributions and the accounts established for same.
     (c) Rollover Contributions —
     (i) Acceptance of Rollover Contributions — With the consent of the Committee the Trustee may receive and invest any amounts received by an Employee, who is eligible to participate in the Plan in accordance with Section 2.1 above, from another qualified plan, either directly within the time prescribed by law for such rollovers or through an Individual Retirement Account or Annuity whose assets came solely from a qualified plan. Such amounts shall be held for the benefit of a Participant in an Employee Rollover Contribution Account established for his benefit. The Committee and the Trustee may request such information from the Participant as they deem necessary to determine that a proper rollover contribution is being made, and may refuse to permit a rollover of amounts which were received from a qualified plan which permitted the distribution of a Participant’s interest in the form of a joint and survivor annuity. Rollover amounts shall be segregated and considered an Employee Rollover Contribution Account, and shall be invested pursuant to the Participant’s direction in accordance with Section 4.7. The Committee will accept only a rollover contribution which it reasonably concludes is a valid rollover contribution within the meaning of Treas. Reg. § 1.402(c)-2 that satisfies the requirements of Code Sections 401(a)(31), 402(c), or 408(d)(3). If the Committee determines that an invalid rollover contribution has been accepted by the Plan, the Committee will distribute to the Employee the amount of the rollover (and earnings attributable thereto) within a reasonable time after such determination.
     (ii) Withdrawal of Rollover Accounts — There shall be no withdrawals of any portion of any rollover account by any Participant until such time as he is otherwise eligible to receive the amount credited to his Employer Contribution Account under this Plan (or would have been eligible, had he been vested in any part of his Employer Contribution Account), provided, however, and notwithstanding the foregoing, in the event of the termination of a Participant’s Employment with the Employer, as contemplated under Section 5.5 of the Plan, for any reason prior to retirement or death, such terminated Participant shall have the right to receive all, but not less than all, of the amount standing to his credit in his Employee Rollover Contribution Account, upon written request submitted to the Committee at any time after such termination. Upon receipt of any such request, the amount in such rollover account shall be distributed as directed by the terminated Participant as promptly as practicable thereafter.
     (iii) Roth Rollover Contributions. A Participant who is an Eligible Employee may contribute through a direct rollover made in accordance with § 401(a)(31) of the Code and this Plan on his or her own behalf Roth Rollover Contributions to this Plan an amount attributable to Roth 401(k) contributions under another plan described in § 402A(e)(1) of the Code, to the extent such rollover is permitted under the rules set forth under § 402(c) of the Code provided any such amount (a) is in cash or in a form that is acceptable to the Committee and the Trustee and (b) is made in accordance with such rules as the Committee and the Trustee deem appropriate under the circumstances. An Eligible Employee’s Roth Rollover Contributions shall be credited when received to his or her Roth Rollover Contributions Account.
     3.3 Code Section 402(g) Limitations and Correction of Excess Deferrals — Notwithstanding any other provision of this Plan, in no event shall the Elective Deferral(s), including but not limited to Elective Deferrals under this Plan, of any individual with respect to any taxable year of such individual exceed the dollar limitation in effect under Code Section 402(g) for such eyar (as adjusted), except to the extent permitted under Section 3.1(a) above and Code Section 414(v), for all plans in which such individual is a participant, whether or not maintained by the Employer. In the event such Elective Deferrals of a Participant or former Participant exceed such limitation for any taxable year of such Participant, such Participant or former Participant shall, not later than March 1 following the close of, and with respect to, the taxable year in which such excess Elective Deferral was made, (i) notify the Plan Administrator in writing of the Elective Deferrals made under any plan other than this Plan, (ii) allocate in writing such excess Elective Deferral between or among such other plans and this Plan, and (iii) state in writing that if such excess Elective Deferral allocable to the Plan is not distributed the deferral limitations of Code Section 402(g) will be exceeded for the Participant’s taxable year with respect to which such Elective Deferral occurred. Upon such notification the Plan Administrator shall distribute any excess Elective Deferral (and any income allocable thereto) allocable to the Plan to the relevant Participant not later than April 15 of the calendar year following the close of the taxable year of the Participant with respect to which such excess Elective Deferral was made. Effective January 1, 2011, in the case of any distribution of excess Elective Deferrals under this Section 3.3, the Plan will distribute Pay Transfers first, then Roth 401(k) Contributions. The income allocable to any such excess for any such Plan Year shall be the income allocable to such excess for the Plan Year plus the income allocable to such excess for the period between the end of the Plan Year and the date of distribution of such excess. The income allocable for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Elective Deferrals by a fraction. The numerator of the fraction is the excess Elective Deferral under the Plan by the Participant for the Plan Year. The denominator of the fraction is the total account balance of the Participant attributable to Elective Deferrals as of the end of the Plan Year, reduced by any gain allocable to such total amount for the Plan Year and increased by any loss allocable to such total amount for the Plan Year. The income allocable to the excess for the period between the close of the Plan Year and the date of distribution of such excess may be determined, at the option of the Company, either (i) under the fractional method described above based on earnings for the period up to the last day of the month preceding the date of distribution, or (ii) in an amount equal to ten percent (10%) of the income allocable to the excess for the Plan Year being tested, multiplied by the number of calendar months that have elapsed since the end of such Plan Year, treating any distribution made on or before the fifteenth (15th) day of a month as having been made on the last day of the prior month and any distribution made after such fifteenth (15th) day as having been made on the first day of the following month.
     3.4 Limitation on Elective Deferrals —
     (a) Limitation- Notwithstanding any provision in the Plan to the contrary, in any Plan Year the Average Deferral Percentage for Highly Compensated Employees shall not exceed the greater of (i) or (ii) below:
     (i) The Average Deferral Percentage of all other Eligible Employees who are Non-Highly Compensated Employees, multiplied by l.25, or
     (ii) The Average Deferral Percentage of all other Eligible Employees who are Non-Highly Compensated Employees, multiplied by two (2); provided, however, that in this case the Average Deferral Percentage of the Highly Compensated Employees shall not exceed the Average Deferral Percentage of the Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as may be required by Regulations issued by the Secretary; provided, however, that this subsection (a)(ii) may not be used if Section 3.5(a)(ii) is used for purposes of contributions taken into account under Section 3.5 for that Plan Year.
     (b) Average Deferral Percentage — For purposes of subsection (a) above, the percentage of Annual Compensation actually deferred as an Elective Deferral by a specified group of Employees (the “Average Deferral Percentage”) shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of:
     (i) the amount of Elective Deferrals actually paid to the Trust on behalf of each such Eligible Employee and credited to his Pre-Tax Account with respect to such Plan Year, to

     (ii) the Eligible Employee’s Annual Compensation for such Plan Year.
For purposes of the preceding sentence, the Employer may elect to include as an amount contributed as Elective Deferrals on behalf of a Participant for purposes of this Section 3.4, under such rules as the Secretary may prescribe, (i) any Matching Contributions which meet the Special Distribution Restrictions; and (ii) any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code Section 125. Average Deferral Percentages shall be computed to the nearest one hundredth of one percent (1/100%). The Average Deferral Percentage for Non-Highly Compensated Employees shall be determined based on the amount of Elective Deferrals and Annual Compensation for the preceding Plan Year with respect to Non-Highly Compensated Employees for such preceding Plan Year in accordance with regulations and rulings issued by the Internal Revenue Service.
     (c) Special Adjustments — For purposes of this Section 3.4, if any Highly Compensated Employee is eligible to have Elective Deferrals (or other contributions taken into account in determining Average Deferral Percentages) allocated to his account under two or more plans or arrangements described in Code Section 401(k) which are maintained by the Employer or an Affiliated Employer, all such Elective Deferrals (and other such contributions) shall be aggregated as if made under a single plan or arrangement. If two (2) or more plans of the Employer are treated as one (1) plan for the purposes of Code Section 410(b) and/or Code Section 401(a)(4) because such plans would not otherwise satisfy such Code Section 410(b) and/or Code Section 401(a)(4), such plans shall be treated as one (1) plan for purposes of this Section 3.4. If a Highly Compensated Employee participates in two (2) or more plans of the Employer to which such contributions are made by or on behalf of such Highly Compensated Employee, all such contributions shall be aggregated for purposes of this Section 3.4.
     (d) Adjustment of Elective Deferrals — If during a Plan Year the Committee determines that there is a likelihood that the Average Deferral Percentage of the Highly Compensated Employees will exceed the limitation specified in subsection (a), then the Committee may prospectively reduce the deferrals of the Highly Compensated Employees by such amount and beginning as of such pay period during the Plan Year as is deemed necessary by the Committee in its sole discretion to prevent the limitation in subsection (a) from being exceeded for the Plan Year. The Committee may terminate (in whole or in part) any reduction of deferrals under this subsection which is no longer necessary to prevent the limitation specified in subsection (a) from being exceeded for the Plan Year. Whenever necessary during the Plan Year, the Committee may institute further reductions of deferrals, or reinstate reductions of deferrals, to the extent required to prevent the limitation in subsection (a) from being exceeded. The Committee may determine the maximum percentage that may be contributed for any period by all Highly Compensated Employees, which may be a uniform percentage, or which may be adjusted for each affected Participant, as determined by the Committee.

     (e) Additional Adjustments — Notwithstanding any reductions of deferrals that are made by the Committee pursuant to subsection (d) above, if the limitation in subsection (a) will apparently be exceeded, as determined by the Committee in its sole discretion, then as soon as is practical the Committee shall further reduce Elective Deferrals of all Participants who are Highly Compensated Employees. The total amount of Elective Deferrals by the Highly Compensated Employees which will apparently exceed the limitation in subsection (a) shall reduce, pro rata, such deferral percentage of each Highly Compensated Employee.
     (f) Distribution of Excess Contributions and Income —
     (i) If the Elective Deferrals feature of the Plan fails the limitations of subsection (a) for any Plan Year, then, except as may be otherwise provided in this Section, any Excess Contributions for such Plan Year (and net any income allocable thereto) shall be distributed to the Highly Compensated Employees not later than 2 1/2 months following the Plan Year with respect to which such Excess Contributions were made. Alternatively, any Excess Contributions may be distributed not later than the end of the Plan Year following the Plan Year with respect to which the Excess Contributions were made, provided that the Company pays any applicable excise tax on such distribution. Effective January 1, 2011, in the case of Excess Contributions, the Plan will distribute Pay Transfers first, then Roth 401(k) Contributions.
     (ii) Excess Contributions shall be adjusted for income (gain or loss), including for the period between the end of the Plan Year and the date of the distribution (the “Gap Period”). Such income may be determined and allocated using any of the methods set forth below, as determined by the Committee:
     (1) The Committee may use any reasonable method for computing income, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. A method will not fail to be considered reasonable merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.
     (2) The Committee may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Deferrals and other amounts taken into account under the actual deferral percentage test under this Section 3.4 by a fraction, the numerator of which is the Excess Contributions for the Participant for the Plan Year and the denominator of which is the sum of (i) the Account balance attributable to Elective Deferrals and other contributions taken into account under the actual deferral percentage test under this Section 3.4 as of the beginning of the Plan Year and (ii) any additional amount of such contributions made for the Plan Year.
     (3) The Committee may use the safe harbor method in this subparagraph (3) to determine income on Excess Contributions for the Gap Period to add to the Plan income allocated pursuant to (1) or (2) above. Under this safe harbor method, income on Excess Contributions for the Gap Period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year determined under subparagraph (2) above, multiplied by the number of calendar months that have elapsed in the Gap Period. For purposes of calculating the number of calendar months that have elapsed under this safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth (15th) day of a month is treated as made on the last day of the month.
     (4) The Committee may determine the income for the aggregate of the Plan Year and the Gap Period by applying the alternative method provided under subparagraph (2) above to this aggregate period, by (i) substituting the income for the Plan Year plus the Gap Period for the income for the Plan Year, and (ii) substituting the amounts taken into account under the actual deferral percentage test under this Section 3.4 for the Plan Year plus such contributions for the Gap Period for the amounts taken into account under the actual deferral percentage test under this Section 3.4 for the Plan Year, in determining the fraction that is multiplied by the income on that Account.
Effective for Plan Years after December 31, 2007, the provisions regarding the adjustment for Gap Period income shall no longer apply.
     (iii) The amount of Excess Contributions to be distributed with respect to an Employee for a Plan Year shall be reduced by any excess Elective Deferrals previously distributed during the taxable year ending in the same Plan Year.
     (iv) Any such distribution of Excess Contributions and income thereon shall be made to Highly Compensated Employees beginning with the Highly Compensated Employee with the highest dollar amount of such contributions. Any such distribution shall be completed regardless of any provisions of the Plan restricting distributions. Excess Contributions distributed to a Highly Compensated Employee and earnings thereon shall be distributed pro rata from any Account that contains contributions used in computing Average Deferral Percentages, based on contributions made to such Accounts during such Plan Year. Distributions of Excess Contributions for a Plan Year shall be included in income as of the date the Highly Compensated Employee would have received such amounts in cash absent his election to defer his Annual Compensation, based on the date of his first Elective Deferrals for such Plan Year.
     (g) Determinations By Committee — Notwithstanding the foregoing provisions of this Section 3.4, any determination required by this Section 3.4 shall be made by the Committee, and the determination by such Committee of the method of compliance with Section 3.4(a) and reduction of deferrals in excess of that permitted by Section 3.4(a), in accordance with Section 3.4(d) or 3.4(e), and the determination of the amount of any Excess Contribution to be distributed pursuant to Section 3.2(f), shall be final, binding, and conclusive as to all Participants, former Participants, Beneficiaries, and any other person or entity associated with or benefiting from this Plan.
     (h) Priority of Application of Sections — Section 3.3 shall be applied before this Section 3.2; provided, however, that, except to the extent provided in Regulations, any Pay Deferral distributed under Section 3.3 shall be deemed not to have been distributed for purposes of this Section 3.4. This Section 3.4 shall be applied before Section 3.5 of the Plan.
     (i) Vesting of Employer Contributions — Notwithstanding the foregoing provisions of this Section 3.4 or any other provision of the Plan, if the limitation in subsection (a) is exceeded, the Plan Administrator may, in its sole discretion, determine that any part or all of the Matching Contributions and/or any other contributions made by the Employer, if any, shall be fully vested to the extent required to comply with the limitation in subsection (a) as of the Annual Valuation Date for the Plan Year in which such determination is made.
     (j) Multiple Use Limitation — The multiple use test described in Treasury Regulation § 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.
     (k) Notwithstanding any provision in the Plan, in the event that the Plan initially fails the Average Deferral Percentage test with respect to any such Plan Year, the failure shall be corrected by the Employer, by reducing the Elective Deferrals amounts of the Highly Compensated Employees by the Dollar Leveling Method, and by paying the amount of each such reduction (with earnings and accretions attributed thereto, and reduced by any loss allocable thereto), net of any tax withholding required, to the Highly Compensated Employee whose Elective Deferrals amounts were so reduced.
     (i) “Dollar Leveling Method” means the method of reducing (by payment of presumptive Elective Deferrals amounts to the respective Highly Compensated Employee whose current remuneration was reduced to generate such amounts) the total Elective Deferrals amounts of the Highly Compensated Employees for a given Plan Year, as described herein. The aggregate dollar amount by which the Elective Deferrals amounts of all Highly Compensated Employees must be reduced to achieve compliance with the applicable limitation is determined; then the Elective Deferrals amounts of the Highly Compensated Employee(s) having the highest Elective Deferrals amounts for such year to the higher of (A) the level at which the Average Deferral Percentage test is passed by the Plan without the reduction of the Elective Deferrals amounts of any other Highly Compensated Employee, or (B) the Elective Deferrals amounts of the Highly Compensated Employee(s) having the next highest Elective Deferrals amount. If the process described in the preceding sentence does not result in Elective Deferrals amount reductions equal to the requisite aggregate reduction amount, the process described in the preceding sentence shall be repeated at progressively descending Elective Deferrals amount levels among Highly Compensated Employees until the required aggregate reduction has been achieved.
     3.5 Nondiscrimination Test For Matching Contributions and Employee Non-Tax-Deductible Contributions — Notwithstanding any other provision of the Plan, Matching Contributions and Employee Non-Tax-Deductible Voluntary Contributions (and any other contribution taken into account in determining Average Contribution Percentages) shall, to the extent not taken into account under Section 3.4, be further limited in accordance with the following:
     (a) Average Contribution Percentage Limitation — The Average Contribution Percentage of eligible Highly Compensated Employees shall be limited to the greater of (i) 125% of such Average Contribution Percentage for all Non-Highly Compensated Employees for the relevant Plan Year, or (ii) the lesser of (A) 200% of such Average Contribution Percentage for all such Non-Highly Compensated Employees, or (B) such Average Contribution Percentage for all such Non-Highly Compensated Employees plus two percentage points, or (C) such lesser percentage as the Secretary may prescribe by Regulations; provided, however, that subsection (a)(ii) shall not apply if Section 3.4(a)(ii) is relied upon with respect to Elective Deferrals for such Plan Year; provided, further, that the Average Contribution Percentage for Non-Highly Compensated Employees shall be the percentage for the Plan Year preceding the Plan Year being tested unless the Employer elects to use the current Plan Year in accordance with applicable Regulations issued by the Secretary.
     (b) Employees Taken Into Account — Each Employee who is eligible to make contributions, or be credited with Elective Deferrals and/or Matching Contributions shall be taken into account as a Highly Compensated Employee or Non-Highly Compensated Employee, as applicable, for purposes of this Section, whether or not any such contributions or Elective Deferrals are made by or on behalf of such Employee.
     (c) Distribution of Excess Aggregate Contributions and Income —
     (i) Notwithstanding any other provision of the Plan, any Excess Aggregate Contributions for such Plan Year (and net any income allocable thereto) shall be distributed to the Highly Compensated Employees not later than

2 1/2 months following the Plan Year with respect to which such Excess Aggregate Contributions were made. Alternatively, any Excess Aggregate Contributions may be distributed not later than the end of the Plan Year following the Plan Year with respect to which the Excess Aggregate Contributions were made, provided that the Company pays any applicable excise tax on such distribution. Any Excess Aggregate Contribution shall be deemed to be attributable to the following contributions for the relevant Plan Year in the order indicated: (i) Non-Tax-Deductible Voluntary Contributions, (ii) Matching Contributions, and (iii) if any other contributions are included in the calculation of Average Contribution Percentages, then pro rata from such other contributions so included.
     (ii) Excess Aggregate Contributions shall be adjusted for income (gain or loss), including for the Gap Period. Such income may be determined and allocated using any of the methods set forth below, as determined by the Committee:
     (1) The Committee may use any reasonable method for computing income, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. A method will not fail to be considered reasonable merely because the income allocable to Excess Aggregate Contributions is determined on a date that is no more than seven (7) days before the distribution.
     (2) The Committee may allocate income to Excess Aggregate Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Deferrals, Matching Contributions and other amounts taken into account under the actual contribution percentage test under this Section 3.5 by a fraction, the numerator of which is the Excess Aggregate Contributions for the Participant for the Plan Year and the denominator of which is the sum of (i) the Account balance attributable to Elective Deferrals, Matching Contributions and other contributions taken into account under the actual contribution percentage test under this Section 3.5 as of the beginning of the Plan Year and (ii) any additional amount of such contributions made for the Plan Year.
     (3) The Committee may use the safe harbor method in this subparagraph (3) to determine income on Excess Aggregate Contributions for the Gap Period to add to the Plan income allocated pursuant to (1) or (2) above. Under this safe harbor method, income on Excess Aggregate Contributions for the Gap Period is equal to ten percent (10%) of the income allocable to Excess Aggregate Contributions for the Plan Year determined under subparagraph (2) above, multiplied by the number of calendar months that have elapsed in the Gap Period. For purposes of calculating the number of calendar months that have elapsed under this safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth (15th) day of a month is treated as made on the last day of the month.
     (4) The Committee may determine the income for the aggregate of the Plan Year and the Gap Period by applying the alternative method provided under subparagraph (2) above to this aggregate period, by (i) substituting the income for the Plan Year plus the Gap Period for the income for the Plan Year, and (ii) substituting the amounts taken into account under the actual contribution percentage test under this Section 3.5 for the Plan Year plus such contributions for the Gap Period for the amounts taken into account under the actual contribution percentage test under this Section 3.5 for the Plan Year, in determining the fraction that is multiplied by the income on that Account.
Effective for Plan Years after December 31, 2007, the provisions regarding the adjustment for Gap Period income shall no longer apply.
     (iii) Any such distribution of Excess Aggregate Contributions and income thereon shall be made to Highly Compensated Employees beginning with the Highly Compensated Employee with the highest dollar amount of undistributed Matching Contributions for the Plan Year. Any such distribution may and shall be made without regard to any other provision of the Plan restricting distributions. Further, any such Excess Aggregate Contributions distributed to a Highly Compensated Employee (with earnings thereon) shall be distributed pro rata from any Account, which contains contributions used in computing Average Contribution Percentages, based on contributions made to such Accounts during such Plan Year. Distributions of Excess Aggregate Contributions for a Plan Year shall be included in income as of the date the Highly Compensated Employee would have received such amounts in cash absent his election to defer his Annual Compensation, based on the date of his first Elective Deferrals for such Plan Year.
     (iv) Alternative Treatment of Excess Aggregate Contribution — Notwithstanding Section 3.5(c)(ii), the Plan Administrator may, in its discretion and in accordance with the provisions of Section 3.1(c)(i), either (i) adjust the amount of Matching Contributions to be made on behalf of some or all Highly Compensated Employees making Elective Deferrals under the Plan in order to reduce or avoid Excess Aggregate Contributions, or (ii) treat Excess Aggregate Contributions of all Highly Compensated Employees as Forfeitures to be allocated among Non-Highly Compensated Employees as an additional Matching Contribution for the Plan Year.

     (d) Priority of Application of Plan Provisions — The provisions of Section 3.3 shall be applied before Section 3.4, which, in turn, shall be applied before this Section 3.5.
     (e) Special Adjustments — For purposes of this Section 3.5, the following rules shall apply:
     (i) If any Highly Compensated Employee is eligible to have Matching Contributions and Employee Non-Tax-Deductible Voluntary Contributions (or other contributions taken into account in determining Average Contribution Percentages) allocated to his account under two or more plans or arrangements described in Code Section 401(m) maintained by the Company or an Employer, all such contributions shall be aggregated as if made under a single plan or arrangement.
     (ii) If two (2) or more plans of the Employer are treated as one (1) plan for purposes of Code Section 410(b) and/or Code Section 401(a)(4) because such plans would not otherwise satisfy such Code Section 410(b) and/or Code Section 401(a)(4), such plans shall be treated as one (1) plan for purposes of this Section. If a Highly Compensated Employee participates in two (2) or more plans of the Employer to which such contributions by or on behalf of such Highly Compensated Employee are made, all such contributions shall be aggregated for purposes of this Section.
     3.6 Fund for Exclusive Benefit of Participants — All assets of the Trust Fund shall be held hereunder for the exclusive benefit of the Participants and their Beneficiaries for the purpose of distributing to such Participants and Beneficiaries both the corpus and income of the Trust Fund in accordance with the provisions of Article V hereof. No part of the Trust Fund corpus or income shall be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries under the Plan, whether by operation of law or natural termination of contracts, by power of revocation or amendment, by the happening of a contingency, by collateral arrangement or by any other means; provided that the Employer hereby reserves the right to amend or revoke the Plan at any time as provided in Article X and XI hereof.
     To the extent permitted by the Code and notwithstanding anything herein to the contrary, upon the Employer’s request, a contribution which was made by a mistake of fact, or conditioned upon the deductibility of the contribution under Code Section 404, shall be returned to the Employer within one year after the payment of the contributions or the disallowance of the deduction for such contribution (to the extent disallowed), whichever is applicable.
     3.7 Contributions on Account of Veteran’s Reemployment Rights — An Employee reemployed after a period of qualified military service in accordance with Code Section 414(u) shall be credited with Matching Contributions for his period of qualified military service to the extent that he contributes an amount up to the total Elective Deferrals attributable to his period of qualified military service in accordance with (a), within the period determined under (b), and based on the assumptions in (c):
     (a) Repayment Amount — The Employee may make contributions under this Section 3.7 in one or more payments that total no more than the total Elective Deferrals and/or Non-Tax-Deductible Voluntary Contributions he would have been permitted to contribute during his period of qualified military service, subject to otherwise applicable limitations contained in Code Sections 402(g), 403(b), 404(a), 404(h), 408, 415 or 457 with respect to the year in which the contributions are made, had he continued to be employed by the Employer during such period of qualified military service. Adjustment of the amount shall be made for any Elective Deferrals and/or Non-Tax-Deductible Voluntary Contributions actually made during the period. Amounts contributed under this section shall not include the crediting of any earnings prior to the date the contribution is actually made. Allocation of forfeitures with respect to the period of qualified military service is not required. In the absence of specific designation by the Employee, payments shall be first characterized as Elective Deferrals up to the maximum amount permitted.
     (b) Repayment Period — The Employee must make contributions under this Section 3.7 to the Plan within a period beginning on his date of reemployment and ending as of the earlier of (i) a period equal to three times his period of qualified military service under Code Section 414(u), or (ii) five years.
     (c) Annual Compensation Assumption — For purposes of determining the amount of contributions permitted under this section, the reemployed Employee will be treated as having received during his period of qualified military service the compensation included in Annual Compensation determined under Section 1.2 for periods of qualified military service.
     (d) Accounts — Once contributions by the Employer and Employee have been made under this section, the contribution will be allocated to the appropriate Employer Contribution Account, Pre-Tax Account, Matching Account or Employee Contribution Account, as applicable.
     (e) Compliance — Contributions by the Employer and an Employee rehired following qualified military service are intended to comply with Code Section 414(u) and any regulations or rulings thereunder as may be issued from time to time.
     3.8 Recontribution of Withdrawals for Home Purchase or Construction — Any Participant or former Participant who received a “qualified distribution” (as defined in Code Section 1400Q(b)(2)) from this Plan or any other tax-qualified plan may, during the “applicable period” (as defined in Code Section 1400Q(b)(3)), make one or more contributions in an aggregate amount not to exceed the amount of such qualified distribution to the Plan as a rollover contribution under Section 3.2(c).

ARTICLE IV
INTEREST OF PARTICIPANTS
     4.1 Accounts of Participants —
     (a) The Trustee shall, as applicable, maintain six separate accounts on its books for each Participant, for recordkeeping purposes only: (i) Employee Rollover Contribution Account, (ii) Employer Contribution Account, (iii) Employee Contribution Account, (iv) Pre-Tax Account, (v) Matching Account, (vi) Voluntary Tax Deductible Contribution Account, (vii) Roth 401(k) Contributions Account, and (viii) Roth Rollover Contributions Account. Except for certain investment purposes, the maintenance of individual accounts is primarily for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from an account shall be charged to the accounts as of the date paid or the date processed in accordance with Section 4.7.
     (b) The Trustee may create subaccounts for any account listed in Section 4.1(a). It is expressly contemplated that the Trustee shall create a subaccount for amounts the Employer contributes on behalf of a Participant (as increased or decreased under Section 4.2 hereof) while such an Employee is a five percent (5%) or more owner of the Employer and that if any amounts are distributed under this Plan from the Employer Contribution Account (for reasons other than disability) before a Participant attains age 59-1/2, that such amounts shall not be distributed from such subaccount to the extent possible.
     4.2 Allocation of Income, Expense, Fluctuations in Asset Value, Etc. — As of the close of business on each Valuation Date:
     (a) The Trustee shall determine, in such reasonable ways and from such information as the Trustee may deem appropriate, the fair market value of the separate Investment Funds of the Trust Fund, including but not limited to any Employer contributions, Employee Elective Deferrals, Employee voluntary non-tax-deductible contributions (if any), Employee voluntary tax deductible contributions (if any), and Employee rollover contributions (if any) received by the Trust since the preceding Valuation Date.
     (b) The Plan Administrator, or its agent, shall make appropriate adjustments in the Employer Contribution Accounts, Pre-Tax Accounts, Matching Accounts, Employee Contribution Accounts (if any), Voluntary Tax Deductible Contribution Accounts (if any), Employee Rollover Contribution Accounts (if any), Roth 401(k) Contributions Account, and Roth Rollover Contributions Account of all Participants, former Participants and Beneficiaries who have unpaid balances in their accounts at such time, by allocating pro rata among such accounts based on the respective balances thereof as of the Valuation Date for which the valuation is then being made and on the relative periods of time amounts have been credited to the respective Participants’ accounts, any increases and decreases in the value of the assets of the appropriate separate Investment Funds of the Trust Fund and any income (other than contributions), commissions or any other transfer costs involved in purchasing assets for the separate Investment Funds, and realized gains and losses of the appropriate separate Investment Funds of the Trust Fund since the preceding Valuation Date.
     (c) Amounts in a Participant’s Employer Contribution Account and Matching Account are subject to Forfeiture, disposition and reinstatement, or reallocation in accordance with the provisions of Sections 4.3(a), 4.4 and 5.5(c), subject, however, to Section 3.4(e).
     4.3 Special Rules Regarding Contributions, Forfeitures, and Other Allocations —
     (a) In General — As of each Annual Valuation Date, and after the allocation provided in Section 4.2, subject to the provisions of paragraph (c) of this Section 4.3, (i) any Forfeitures occurring for such Plan Year shall, in the sole discretion of the Employer, either reduce the Matching Contribution for such Plan Year as provided in Section 3.1(c)(i), or be allocated to the respective Employer Contribution Accounts of Qualifying Participants for such Plan Year in the same proportion that the Annual Compensation of each Qualifying Participant bears to the aggregate Annual Compensation of all Qualifying Participants for such year, or both, and (ii) any amounts which are subject to potential future buy-back options because of distributions during such Plan Year shall be applied in the same manner as a Forfeiture as provided above, subject, however, to the buy-back option described in Section 5.5(c), provided however, that such amounts which are subject to potential future buy-back options shall be applied or allocated on a quarterly basis, i.e., as of the end of the Calendar Quarter in which the respective distribution was made.
     (b) Reductions When Forfeitures and Other Reallocations Exceed the Matching Contribution Amount — Amounts in a Participant’s Employer Contribution Account and Matching Account are subject to Forfeiture, disposition and reinstatement as provided in Sections 4.3(a), 4.4 and 5.5(c), subject, however, to the provisions of Section 3.4(e). In the event the Plan Administrator elects under Section 4.3(a) to reduce the Matching Contributions by any such amounts, and if the aggregate of the amount so applied for a Plan Year exceeds the Matching Contribution for such Plan Year, the excess shall, in the sole discretion of the Employer, be used to reduce any other Employer contributions made hereunder or be allocated to the respective Employer Contribution Accounts of Qualifying Participants for such Plan Year in the same proportion that the Annual Compensation of each Qualifying Participant bears to the aggregate Annual Compensation of all Qualifying Participants for such year.
     (c) Allocations When Buy-Back Option Is Exercised — Notwithstanding the foregoing provisions of this Section 4.3 or any other provision of the Plan, in the event a former Participant exercises a buy-back option as provided in Section 5.5(c), the amount required to be reinstated to the credit of such former Participant may, at the option of the Employer, be restored (i) from any Forfeitures or amounts which are subject to potential future buy-back options, attributable to the Plan Year in which the Participant exercises his buy-back option, prior to any application of such Forfeitures or such other amounts as hereinabove provided in this Section 4.3, or (ii) by an additional Employer contribution.
     4.4 Disposition of Forfeitures and Amounts Subject to Buy-Back Option —
     (a) Participants Who Incur Five Consecutive Breaks in Service — In the case of a former Participant who has incurred five (5) consecutive Breaks in Service, the amount standing to his credit in his Employer Contribution Account and Matching Account in which he has no Vested Interest, as determined under Section 5.5 hereof, shall be forfeited and applied as provided in Section 4.3 as of the Annual Valuation Date for the Plan Year in which the fifth consecutive Break in Service occurs. After termination of his Employment, a former Participant’s Vested Interest shall be distributed or held for distribution in accordance with Sections 5.5 and 5.7 hereof.
     (b) Terminated Participants Prior to Incurring Five Consecutive Breaks in Service — Upon termination of Employment of a Participant, the amount, if any, in his Employer Contribution Account and Matching Account in which he has no Vested Interest, as determined under Section 5.5 hereof, shall be maintained or applied as follows:
     (i) If such former Participant’s Vested Interest is not distributed to him pursuant to Section 5.5(c) before such former Participant incurs his fifth consecutive Break in Service, such non-vested amount shall be maintained in his Employer Contribution Account or Matching Account, whichever is applicable, until he incurs his fifth consecutive Break in Service, and while retained in such account, such amount shall continue to receive and be charged with allocations pursuant to Section 4.2. If such terminated Participant returns to Employment and does not incur his fifth consecutive Break in Service, such amount which would otherwise be forfeited if he had incurred his fifth consecutive Break in Service shall be reinstated and, together with his Vested Interest, shall upon his reparticipation become the beginning balance in his new Employer Contribution Account or Matching Account, whichever is applicable.
     (ii) In the event such former Participant’s Vested Interest is distributed to him pursuant to Section 5.5(c) following his termination and prior to incurring his fifth consecutive Break in Service, such non-vested amount shall be applied in accordance with Section 4.3 as if such amount constituted a Forfeiture for the Calendar Quarter of such distribution, subject, however, to such former Participant’s buy-back option as provided in Section 5.5(c). If such former Participant is Reemployed following a partial or total distribution of his Vested Interest in the Plan and he does not incur his fifth consecutive Break in Service, his non-vested amount which was applied in accordance with Sections 4.3 following the termination of his Employment shall be recredited to his Employer Contribution Account or Matching Account, whichever is applicable, upon the valid exercise of his buy-back option.
     4.5 Maximum Additions
     (a) Notwithstanding any provision in the Plan to the contrary, except to the extent permitted under any Section of the Plan, and in accordance with Code Section 414(v), the annual addition that may be contributed or allocated to a Participant’s Account for any Plan Year shall not exceed the lesser of (i) $49,000 for 2010, as adjusted for increases in the cost of living under Code Section 415(d) or (ii) 100% of the Participant’s annual compensation, within the meaning of Code Section 415(c)(3) for the Plan Year. The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an annual addition. Such annual additions shall include the sum of Employer contributions (excluding, however, any Employer contribution distributed to a Participant as an Excess Contribution or an Excess Aggregate Contribution, to the extent such exclusion is permissible under the Code and Regulations issued by the Secretary), Forfeitures (and any other amounts allocated to an account in the same manner as a Forfeiture), Employee contributions (other than any contribution distributed to the relevant individual, to the extent such exclusion is permissible under the Code and Regulations issued by the Secretary), contributions to an Individual Medical Benefit Account, and any amount described in Code Section 419(A)(d)(2) attributable to post-retirement medical benefit coverage, but shall not include any rollover contributions made pursuant to Section 3.2(c).
     (b) Compensation Paid after Severance from Employment. The provisions of this subsection (b) shall apply to limitations beginning on and after July 1, 2007. Compensation shall be adjusted, as set forth in this Section 4.5, for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code Section 414(b), (c), (m), or (o)). However, amounts described in paragraph (i) below may only be included in compensation to the extent such amounts are paid by the later of 2-1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following is not considered compensation with the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above:
     Regular Pay. Compensation shall include regular pay after severance of employment if:

     (i) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commission, bonuses, or other similar payments; and
     (ii) The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.
     (c) Excess Allocations —
     (i) Limitation Years Prior to July 1, 2007 — Effective for limitation years prior to July 1, 2007: If such annual additions with respect to any Participant for any Plan Year would exceed the limitation set forth in the immediately preceding paragraph, the excess amounts shall be treated in accordance with the following in the order indicated:
     (A) First, any Employee non-tax-deductible contributions made by the Participant which would constitute such annual additions for the Plan Year shall be returned to the Participant.
     (B) Any excess allocation with respect to a Participant which cannot be eliminated by the application of Section 4.5(c)(i)(A) shall be administered as follows:
     1. In the event the Participant is Employed in succeeding Plan Years, such excess amounts shall be carried over in a suspense account for the Participant’s benefit and allocated to the appropriate account(s) of the Participant for such succeeding Plan Year(s) to the extent such allocation is consistent with the limitations of this Section 4.5.
     2. In the event the Participant is not Employed in succeeding Plan Years for which an allocation is to be made hereunder, such excess amount shall be reapplied for the benefit of all remaining Participants.
     (C) If such a suspense account is in existence at any time in accordance with Section 4.5(c)(i)(B), all amounts in such suspense account must be allocated before any Employer contributions and Employee contributions which would constitute such annual additions may be made to the Plan on behalf of the Participant(s) for which the suspense account is maintained. Investment gains and losses and other income shall not be allocated to such suspense account. Upon termination of the Plan, any amount remaining in such suspense account which is unallocable shall revert to the Employer.
     (D) If only part of a Participant’s allocation for a Plan Year is an excess allocation, then for purposes of applying Section 4.5(b)(i)(B) above, the excess part of his total allocation for the year shall be deemed to come from the following sources of allocations under the Plan:
     1. Any Forfeitures used to reduce the Employer’s contribution for such year;
     2. To the extent that the excess allocation exceeds 1. above, the Participant’s allocable share of any other Employer contribution for such year;
     3. To the extent that the excess allocation exceeds 1. and 2. above, the Participant’s Matching Contribution; and
     4. To the extent that the excess allocation exceeds 1., 2., and 3. above, the Participant’s Elective Deferrals.
     (E) Notwithstanding the foregoing, the otherwise permissible annual additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Code Section 415, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit sharing, savings or stock bonus plan of the Employer. The Committee shall advise affected Participants of any additional limitation on their annual additions required by the preceding sentence.
     For purposes of applying the limitations imposed in this Section 4.5, all defined contribution plans (as defined under ERISA) maintained by the Employer or otherwise required to be aggregated under Code Section 414 will be considered to be a single defined contribution plan.
     (ii) Limitation Years on and after July 1, 2007 — The final regulations relating to Code Section 415 that were made effective July 1, 2007 do not include the correction methods for excess annual additions that were previously in Section 1.415-6(b)(6) of the 1981 Income Tax Regulations. The Committee is permitted to implement corrections using these methods; provided, the Plan satisfies the eligibility requirements for self-correction under the Employee Plans Compliance

Resolution System pursuant to Rev. Proc. 2006-27, as amended and modified by the Internal Revenue Service from time to time.
     4.6 Excessive Compensation — In the event any portion of the Annual Compensation plus any bonuses and other compensation paid any Participant by the Employer is treated as excessive or “unreasonable” by the Internal Revenue Service, and the deduction therefor consequently finally determined to be disallowed, then so much of any allocation under this Article IV as is attributable to that portion of the compensation so disallowed as a deduction to the Employer shall be treated as an Employer contribution hereunder for the Plan Year in which such final determination of the disallowance occurs.
     4.7 Participant Directed Investments — In accordance with the rules set forth in this Section 4.7, a Participant’s account shall be subject to the investment direction of the Participant.
     (a) Section 404(c) of ERISA — The Participant will have the sole responsibility for the investment of his account balances among the available Investment Funds, and no fiduciary or other person will have any liability for any loss or diminution in value resulting from Participant’s exercise of such investment responsibility. It is intended that Section 404(c) of ERISA will apply to a Participant’s exercise of investment responsibilities under this Plan and that the Committee will take all actions required to comply with the provisions of Section 404(c) of ERISA.
     (b) Investment Options —
     (i) Investment Funds — The separate Investment Funds are selected by the Committee and are made available under the Plan. The Investment Funds are “designated investment alternatives” under Section 404(c) of ERISA and may be changed, eliminated, or modified from time to time by the Committee. Any changes with respect to the establishment, elimination, or modification of an Investment Fund will be promptly communicated by the Committee or its agent to the Participants.
     (ii) Investment Direction — A Participant shall direct the investment, or change the direction of the investment, of his Existing Balance or Future Amounts by delivering to the Plan Administrator (or its agent) in a method or format approved and authorized by the Plan Administrator: including electronic substitute or facsimile which provides substantially the same assurances of authenticity and reliability as a written document. The Plan Administrator may authorize an interactive telephone system or a computer-based system (whether or not accessible over the internet) under which a Participant or Beneficiary shall be deemed to have provided investment direction under the Plan with respect to the investment of his Existing Balance or Future Amounts in accordance with this Section 4.7 into any or all of the separate Investment Funds designated and maintained in accordance with Section 4.7(b)(i). Such statement or direction must be submitted or communicated within the stated period of time prior to the date for which it is to be effective as is specified by the Plan Administrator, if not otherwise specifically addressed in this Section 4.7. The initial investment direction of a Participant will be effective for the first payroll period beginning on or after the date for which the direction is effective.
     (iii) Any statement of investment direction submitted by a Participant must specify whether it applies to the Participant’s Existing Balance, or Future Amounts, or both.
     (iv) A Participant may direct the investment of his Future Amounts in multiples of 1% into any particular Investment Fund in which such Future Amounts are to be invested; provided, however, that a Participant may only direct up to 25% of his Future Amounts into the fund which is invested in Aaron’s Common Stock.
     (v) A Participant may change his direction on investment of Future Amounts, within the limitations set forth in subsection (iv) above, at any time and effective as soon as practicable following receipt by the Plan Administrator of the Participant’s change of directions.
     (vi) A Participant may change his direction on investment of his Existing Balance at any time and effective as soon as practicable following receipt by the Plan Administrator of the Participant’s change of directions subject to the following provisions:
     (1) No transfer of all or any portion of a Participant’s Existing Balance is permitted to cause his investment in the fund which is invested in Aaron’s Common Stock to exceed 25% of the total value of his Existing Balance in all funds as of the Valuation Date immediately subsequent to the date of receipt by the Plan Administrator of the election to change, with all values determined for this purpose at market value as of such Valuation Date.
     (2) No amounts may be transferred into a fund at the same time that amounts are being transferred out of the same fund.
     (vii) The Committee shall designate one or more of the Investment Funds as the “qualified default investment alternative” under Section 404(c)(5) of ERISA and regulations thereunder. To the extent a Participant does not have proper investment directions in effect for 100% of his accounts (including as the result of a Participant’s investment direction that would violate subsections (iv) or (vi) above), such investment shall be invested by the Trustee in the qualified default investment alternative in accordance with procedures established by the Committee.

     (c) As of each Valuation Date, the Plan Administrator and the Trustee shall determine the fair market value of the Investment Funds, and shall determine the gain or loss experienced by each such fund since the immediately preceding Valuation Date. Each Participant Directed Account shall be credited with a percentage of such gain or debited with a percentage of such loss by multiplying the aggregate gain or loss of the Trust Fund by a fraction the numerator of which for each Participant is the value of the Participant’s interest in the Trust Fund as of the immediately preceding Valuation Date, reduced by any distribution made to the Participant that was not taken into account in determining the Participant’s interest in the Trust Fund as of the immediately preceding Valuation Date, and the denominator of which is the sum of the numerator amounts for all Participants.
     (d) The Plan Administrator shall provide each Participant with a statement of the value of his Participant Directed Account within the Investment Funds maintained under this Plan. In no event shall such statements be furnished less than quarterly each year.
     (e) For purposes of this Section 4.7, references to “Participant” shall also include any former Participant who has an outstanding account balance in the Plan.”
     4.8 Investment in Aaron’s Common Stock
     (a) General —Because the Company deems it desirable and in the interest of Participants to offer Participants a tax effective way to acquire Aaron’s Common Stock, the Plan shall offer Participants the right to invest their Pre-Tax Account and/or Matching Account in Aaron’s Common Stock through the Company Stock Fund which shall consist of Aaron’s Common Stock and short-term liquid investments necessary to satisfy the Company Stock Fund’s needs for transfers and payments, subject to the restrictions described in Sections 4.7(b)(iv) and 4.7(b)(vi)(1) regarding the 25% limitation on Participant investments in Aaron’s Common Stock. Any investments under the Plan in Aaron’s Common Stock shall be made in compliance with and subject to the applicable limitations of ERISA Section 407. The Committee shall establish such procedures for monitoring the operations of the Company Stock Fund as it deems appropriate and shall only take action with respect to the Company Stock Fund when clearly required by ERISA. The Committee may establish from time to time restrictions or limitations on transfers into or out of any Company Stock Fund, including restrictions or limitations on any distributions and withdrawals. The Committee may at any time, because of securities law restrictions or other legal restrictions, direct the trustee to cease purchases and sales of Aaron’s Common Stock by the Company Stock Fund.
     (b) Dividends — Dividends, received by the Common Stock Fund, are reinvested in additional Aaron’s Common Stock.
     (c) Purchases and Sales — Purchases and sales of Aaron’s Common Stock (other than for exchanges) shall be made on the open market or in such other manner as may be determined by the Plan Administrator or the Trustee; provided, however, that if directed by the Company in writing prior to a trading date, the Trustee may purchase or sell Aaron’s Common Stock from or to the Company if the purchase or sale is for adequate consideration (within the meaning of ERISA Section 3(18)) and no commission is charged. If, in the reasonable judgment of the Trustee, there is insufficient liquidity in the Company Stock Fund on any given day to meet all redemption orders for such day, the Trustee shall hold all such orders until, in the reasonable judgment of the Trustee, there is sufficient liquidity to meet such orders. The Plan Administrator or the Trustee may establish from time to time administrative procedures for processing redemption requests, including the placement of restrictions or limitations on redemption orders in the event of insufficient liquidity in the Company Stock Fund.
     (d) Voting —
     (i) Voting Directed by Participant — Whole shares of Aaron’s Common Stock credited to the Participants’ Accounts (“Allocated Shares”) shall be voted by the Trustee as directed by the Participants in writing from time to time. Fractional shares of Aaron’s Common Stock credited to the Participants’ Accounts shall be aggregated into whole shares of Aaron’s Common Stock and voted by the Trustee to reflect, to the extent possible, the voting directions of the Participants with respect to whole shares of Aaron’s Common Stock. Notwithstanding the foregoing, if the Company determines that a legal or administrative restriction would preclude the voting by the Participants of the Allocated Shares, the Company shall so inform the Trustee and such shares shall be voted by the Trustee as directed by the Company (or its designee). In such a case, fractional shares of Aaron’s Common Stock credited to the Participants’ Accounts shall be aggregated into whole shares of Aaron’s Common Stock and voted by the Trustee to reflect to the extent possible the voting directions of the Company with respect to whole shares of Aaron’s Common Stock.
     (ii) Voting by the Committee — Except as limited by ERISA Section 404(c), the Committee shall be entitled to direct the Trustee to vote the following shares, on any matter for which shareholder approval is required: (i) Allocated Shares with respect to which the Trustee received no timely voting instructions from Participants; and (ii) shares of Aaron’s Common Stock held by the Trustee and not allocated to Participants’ Accounts (the “Unallocated Shares”). In exercising its voting rights under this section, the Committee, based upon such information as may be provided to it by the Trustee, shall take into account the manner in which Participants voted the Allocated Shares.
     (iii) Obligations of the Company — The Company shall use its reasonable best efforts, in conjunction with the Plan Administrator, the Committee and the Trustee, to cause to be delivered to each Participant on a timely basis all proxy materials, notices and information as are furnished to the Company’s stockholders in respect of the exercise of voting rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to shares of Aaron’s Common Stock allocated to his or her Account.
     (e) Tender Offers —
     (i) In the event of a tender offer for Aaron’s Common Stock at a time when Aaron’s Common Stock is readily tradeable on an established market, each Participant who has whole shares of Aaron’s Common Stock allocated to his or her Account shall be given the opportunity to direct the Trustee regarding whether to tender or not to tender the whole shares of Aaron’s Common Stock allocated to his or her Account. As promptly as practicable after receiving a Participant’s response form which directs the Trustee to tender his or her whole shares of Aaron’s Common Stock, the Trustee shall tender such shares. After the expiration of the period during which Participants may direct the Trustee to tender shares under this Section 4.8, the Trustee shall determine the total number of whole shares it was directed to tender, and the total number of whole shares it was directed not to tender (either expressly or by failure to timely respond). If the majority of the whole shares of Aaron’s Common Stock were directed to be tendered, then the Trustee shall also tender, as promptly as practicable, any fractional shares which are held in the Participants’ Accounts. The Trustee shall take such steps as the Trustee deems reasonable and appropriate to effect directions from Participants in a confidential manner.
     (ii) The Committee shall make the determination whether to sell, offer to sell, exchange, or otherwise dispose of the Unallocated Shares and direct the Trustee with respect to the disposition of such Unallocated Shares. In making its determination, the Committee, based upon such information as may be provided to it by the Trustee, shall take into account the tender or exchange directions given by Participants with respect to the Allocated Shares. The proceeds of a disposition of Unallocated Shares shall be held by the Trustee subject to the provisions of the Plan and Trust and any applicable loan agreement.
     (iii) The Company shall use its reasonable best efforts, in conjunction with the Trustee, the Committee, and the Plan Administrator, to cause to be delivered to each Participant on a timely basis all materials, notices, and information as are furnished to the Company’s stockholders in respect of the exercise of tender or exchange rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke a prior instruction, with respect to shares of Aaron’s Common Stock allocated to his Account. Any Trustee instruction form shall prominently note that a failure to return such form within a specified reasonable period of time shall be deemed to be a direction to the Trustee not to tender or exchange shares of Aaron’s Common Stock allocated to the Participant’s Account.

     (iv) Notwithstanding the foregoing provisions of this Section 4.8, the Trustee, after consultation with the Committee, shall have the right to change or modify its actions hereunder to the extent such change or modification is mandated by the terms of any valid order of a court of competent jurisdiction.
     (f) Additional Rules Relating to Divestment of Aaron’s Common Stock. In accordance with the requirements of the Code, the following additional rules apply to a Participant’s investment in Aaron’s Common Stock, effective for Plan Years beginning after December 31, 2006:
     (i) General Divestment Provisions. To the extent that all or a portion of a Participant’s Account is invested in Aaron’s Common Stock, the Participant (and the Participant’s Beneficiary who has an account in the Plan with respect to which the Beneficiary is entitled to exercise the rights of the Participant) may elect to divest the Participant’s Account of Aaron’s Common Stock and reinvest the proceeds in alternative investment options described in paragraph (iii) below. Notice must be given to Participants and Beneficiaries not later than 30 days prior to the date on which they will have the right to divest Aaron’s Common Stock. Furthermore, this paragraph (i) will apply to a Participant’s Pre-Tax Account.
     (ii) Special Restrictions and Conditions on Employer Contributions (Other Than Elective Deferrals).
     (1) The individuals who will have the right to divest a Participant’s Account of amounts attributable to Employer contributions (other than Elective Deferrals) that are invested in Aaron’s Common Stock will be limited to the following: (1) a Participant who has completed at least 3 Years of Service; (2) a Beneficiary of a Participant who has completed at least 3 Years of Service; and (3) a Beneficiary of a deceased Participant.
     (2) To the extent that all or a portion of a Participant’s Account attributable to Employer contributions (other than Elective Deferrals) consists of Aaron’s Common Stock that was acquired in a Plan Year beginning on or after January 1, 2007, the divestment requirements will apply to the total amount of Aaron’s Common Stock acquired with such Employer contributions.
     (3) To the extent that all or a portion of a Participant’s Account attributable to Employer contributions (other than Elective Deferrals) consists of Aaron’s Common Stock that was acquired in a Plan Year beginning before January 1, 2007, the divestment requirements will only apply to the percentage of Aaron’s Common Stock as follows:

Plan Year	Percentage
2007	33%
2008	66%
2009	100%
     (4) The special restrictions and conditions of this paragraph (ii) will be applied separately with respect to each class of Aaron’s Common Stock held in the Account. Furthermore, the special restrictions and conditions of this paragraph (ii) will not apply to the extent that a Participant has attained age 55 or completed at least 3 Years of Service before the first Plan Year beginning after December 31, 2005; instead, paragraph (i) will apply.
     (iii) Investment Options. The Plan will offer at least 3 investment options other than Aaron’s Common Stock, to which a Participant or, if applicable, his or her Beneficiary can direct the proceeds from the divestment of Aaron’s Common Stock. Each investment option will be diverse from the other investment options, having materially different risk and return characteristics. The divestment direction can be limited to periodic, reasonable opportunities no less frequently than quarterly, in accordance with procedures set forth by the Plan Administrator. The Plan will not impose restrictions or conditions with respect to the investment of Aaron’s Common Stock which are not imposed on the investment of other assets of the Plan, except as required by securities laws or a condition permitted under IRS Notice 2006-17 or other applicable guidance.

ARTICLE V
BENEFITS
     5.1 Normal Retirement Benefits — A Participant retiring under the Plan at his Normal Retirement Date shall be entitled to receive the entire amount of his interest in the Plan, computed as of the Valuation Date coincident with or next preceding his Normal Retirement Date, the manner and time of payment of such benefits to be determined under the provisions of Section 5.6 hereof. A Participant’s interest in his Matching Account and in his Employer Contribution Account shall become nonforfeitable upon attainment of his Normal Retirement Age.
     5.2 Disability Benefits — In the event a Participant shall suffer a Permanent and Total Disability, this Plan shall be considered an accident or health plan for his benefit, and he shall be entitled to retire under the Plan for disability and to receive the entire amount of his interest in the Plan, computed as of the Valuation Date coincident with or next preceding the date of his actual retirement for disability, as indemnification against his injury or illness, the manner and time of the payment of such benefits to him to be determined as provided in Section 5.6 hereof.
     5.3 Postponed Retirement — For purposes of this Plan, a Participant may continue to be Employed by the Employer after his Normal Retirement Date and until the earliest date thereafter when his retirement may be mandatory under applicable law, or subject to the written consent of the Employer, until a later date. In the event a Participant remains Employed after his Normal Retirement Date, he shall continue to be a Participant just as if he had not yet attained his Normal Retirement Date. When such a Participant actually retires, he shall be entitled to receive the entire amount of his interest in the Plan computed as of the date of his actual retirement if such date is a Valuation Date, or if not a Valuation Date, then as of the Valuation Date next preceding the date of his actual retirement, the manner and time of payment of such benefits to him to be determined as provided in Section 5.6 hereof.
     5.4 Death Benefits — If a Participant dies, the vested portion of the Participant’s interest in the Plan shall be paid to his designated Beneficiary in accordance with the provisions of Section 5.6. If the Participant dies while employed by the Employer, his interest in the Plan shall automatically become fully (100%) vested.
     (a) Death of Participant Before Distributions Begin — If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
     (i) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

     (ii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
     (iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (iv) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 5.4(a), other than Section 5.4(a)(i), will apply as if the surviving spouse were the Participant.
     (b) For purposes of Section 5.4 and Sections 5.9(c)(vi) and (vii), unless Section 5.4(a)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 5.4(a)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 5.4(a)(i).
     (c) For purposes of Section 5.4(a), a distribution to a child shall be treated as if it had been paid to the surviving spouse of such Participant or former Participant if such amount will become payable to the surviving spouse upon such child reaching majority (or such other event designated and permitted under the Secretary’s regulations.)
     (d) If a Participant or his beneficiary elects a lump sum distribution under Section 5.4(a) above, he may elect that the distribution from the fund which is invested in Company Common Stock under Section 4.7 (the “Company Stock Fund”) be in the form of cash or shares of Company Common Stock held under such fund except that any fractional portion of a share shall be paid in cash. The Plan Administrator may establish from time to time a minimum number of shares of Company Common Stock that must be credited to a Participant’s Company Stock Fund account to qualify for a distribution of shares under this subsection. The Plan Administrator may also establish any terms and conditions on a distribution of Company Common Stock that may be needed for compliance with any applicable federal or state securities law. If a Participant does not make an election in connection with the distribution, the distribution from the Company Stock Fund shall be paid in cash.
     5.5 Termination Benefits —
     (a) Vested Interest — If prior to retirement (including retirement due to a Permanent and Total Disability) or death, the Participant’s Employment with the Employer (or former Participant who is still an Employee of the Employer and who has not been paid his entire Vested Interest in the Plan) is terminated for any reason whatsoever, such terminated Participant shall be entitled to receive, in lieu of all other benefits and rights under this Plan, the entire amounts standing to his credit in his Pre-Tax Account, Roth 401(k) Contributions Account, Roth Rollover Contributions Account, Voluntary Tax Deductible Contribution Account, Employee Contribution Account and Employee Rollover Contribution Account, and, subject to Section 3.4(e), the following respective percentage of the amount standing to his credit in his Employer Contribution Account and his Matching Account, determined as of the Valuation Date coincident with or next preceding the effective date of such termination of his Employment:

		Percentage Subject
Years of Service	Vested Percentage	to Forfeiture
Less than 2	0%	100%
2	20%	80%
3	40%	60%
4	60%	40%
5	80%	20%
6	100%	0%
     Provided, however, and notwithstanding the foregoing or any other provision of the Plan, if and to the extent Matching Contributions and/or any other contributions made by the Employer are electively treated as fully vested at the time of contribution for purposes of satisfying the nondiscrimination tests of Section 3.4 and/or Section 3.5 of the Plan, or as fully vested to the extent any such contribution constitutes an Excess Contribution or Excess Aggregate Contribution to be distributed from the Plan in accordance with such Section(s), the foregoing vesting schedule shall not apply and such Matching Contributions and/or other Employer contributions, as applicable, shall be treated as fully vested at the time of contribution to the Plan.
     Further provided, however, and notwithstanding the foregoing or any other provision of the Plan, the Plan Administrator may, in its sole discretion and in accordance with Section 3.1(c)(i) of the Plan, cause Excess Aggregate Contributions of any Highly Compensated Employees for any Plan Year to be treated as Forfeitures and reallocated among the Non-Highly Compensated Employees as an additional Matching Contribution.
     (b) Years of Service — For purposes of determining a Participant’s Years of Service under Section 5.5(a) above, the following rules shall govern:
     (i) An Employee shall be credited with a Year of Service if he completes 1,000 or more Hours of Service during a Plan Year.

     (ii) All Years of Service prior to a Break in Service shall be counted for the Employee who has incurred such Break in Service if (1) he had a Vested Interest at the time of his Break in Service or made Elective Deferrals to the Plan or (2) his consecutive Breaks in Service do not equal or exceed the greater of (i) five, or (ii) the aggregate number of Years of Service before such period of consecutive Breaks in Service. Years of Service prior to a Break in Service shall not be counted for any other Employee who incurs a Break in Service.
     (iii) Notwithstanding the foregoing, Years of Service after five consecutive Breaks in Service shall in no event be taken into account for purposes of determining the Vested Interest of the Participant in the portion of his Employer Contribution Account derived from Employer contributions which accrued prior to such consecutive Breaks in Service.
     (iv) Years of Service with members of a group of related employers shall be credited in accordance with Section 12.3, and Years of Service shall also include for vesting purposes the years (April 1 through March 31) of continuous employment of a Participant with any company which is acquired by the Company, such continuous employment to be that period of continuous employment with such acquired company which ends on the date of such acquisition and the balance of the Plan Year in which such acquisition occurs (if such Participant was employed by such acquired company or an Employer for the balance of such Plan Year).
     (v) Notwithstanding the foregoing, each period of qualified military service under Code Section 414(u) is deemed to be service for purposes of determining the nonforfeitability of the benefits of an Employee rehired following a period of qualified military service in accordance with Code Section 414(u).
     (c) Time of Payment — Subject to any provision(s) of this Plan requiring a distribution, a terminated former Participant’s Vested Interest shall be paid in such manner as is determined in accordance with Section 5.6, beginning at such time as is determined by such former Participant; provided, however, that if the amount of his Vested Interest has been distributed to him before he incurs his fifth consecutive Break in Service, the portion of such Participant’s interest in his Employer Contribution Account and Matching Account which is not vested at the time he terminates Employment shall be treated in the manner provided in Section 4.4(b)(ii), and if such Participant returns to Employment and does not incur five (5) consecutive Breaks in Service, he shall have the option to buy-back such non-vested amount by paying to the Trust Fund prior to the fifth (5th) anniversary of the date the individual is Re-employed the full amount of the distribution previously paid to him from his Employer Contribution Account and Matching Account under this Section 5.5(c). Upon such repayment, the amount of his Employer Contribution Account and Matching Account at the time he terminated Employment, including the previous non-vested amount, shall be restored as provided in Section 4.3(c) in full and credited to his Employer Contribution Account or Matching

Account, whichever is applicable. Pending commencement of payment thereof, amounts payable under this Section 5.5(c) shall be maintained as provided in Section 5.7 hereof. Subject to the buy-back right set forth above, such payment shall be made to and accepted by the Participant in full and final satisfaction in settlement of any and all of his claims and rights under the Plan and in the Trust Fund.
     5.6 Payment of Benefits — The benefits to which a retiring, disabled, or otherwise terminated Participant is entitled upon his retirement, disability or other termination of Employment, as the case may be, shall be paid as elected by the Participant in one of the ways described in subsections (a) through (c) of this Section 5.6. Any such election shall be exercised by such person in writing filed with the Plan Administrator no later than sixty (60) days after such person becomes entitled to receive a benefit payment. In the event no such election is timely filed, such Participant’s benefits under the Plan shall be paid in the form of a lump-sum distribution. A Participant may elect at any time during his participation in the Plan (i) the method of payment under this Section 5.6 which will be used in paying his interest in the Plan to his Beneficiary or Beneficiaries upon his death, or (ii) that his Beneficiary or Beneficiaries or such other person or party as he may select shall designate the method of payment under this Section 5.6 which will be used in paying out his interest in the Plan to his Beneficiary or Beneficiaries upon his death. Such Participant shall make such election in the written instrument described in Article VI which designates his Beneficiary or Beneficiaries or in such other written instrument as the Plan Administrator may prescribe for this purpose. In the event no such election is properly filed, such Participant’s death benefits, if any, shall be paid in the form of a lump-sum distribution. Such election, if made and not subsequently revoked by the electing Participant, shall be controlling and shall preclude payment of his interest in the Plan upon his death in any form other than that elected in the foregoing manner by such Participant. Except as otherwise expressly provided herein, no Participant, former Participant or Beneficiary shall be permitted to anticipate payment of benefits prior to the date of the occurrence giving rise to entitlement thereto. The available modes of benefits under the Plan are as follows:
     (a) Distribution in full (lump sum) during any single calendar year.
     (b) Regular periodic installments, commencing as soon as administratively feasible after the Participant becomes entitled to payment and continuing until the total benefit has been fully distributed, or for any period elected by the Participant not to exceed the life expectancy of the Participant or the joint life expectancies of the Participant and his spouse or his designated Beneficiary (within the meaning of code Section 401(a)(9)). In the event benefits are provided under this subsection, the Plan Administrator may direct that the Participant’s account be segregated from the general Trust Fund and invested in the savings account, certificate of deposit, United States Savings Bonds, or other similar type investment as the Committee deems appropriate.
     (c) By any combination of the foregoing alternatives.
     (d) If a Participant or his beneficiary elects a lump sum distribution under (a) above, he may elect that the distribution from the fund which is invested in Company

Common Stock under Section 4.7 (the “Company Stock Fund”) be in the form of cash or shares of Company Common Stock held under such fund except that any fractional portion of a share shall be paid in cash. The Plan Administrator may establish from time to time a minimum number of shares of Company Common Stock that must be credited to a Participant’s Company Stock Fund account to qualify for a distribution of shares under this subsection. The Plan Administrator may also establish any terms and conditions on a distribution of Company Common Stock that may be needed for compliance with any applicable federal or state securities laws. If a Participant does not make an election in connection with the distribution, the distribution from the Company Stock Fund shall be paid in cash.
     5.7 Maintenance of Accounts Prior to Payout — After a Participant’s Employment terminates and prior to the distribution of all of his benefits to him or to his Beneficiary(ies), as the case may be, the balance of his account, as it may exist from time to time, shall be maintained, subject to Section 5.6(b), in the following manner:
     (a) Those amounts in his Employer Contribution Account and Matching Account which were not vested upon termination of his Employment, if any, shall be maintained or allocated in accordance with Section 4.4.
     (b) The Trustee shall segregate the account(s) credited to such former Participant as of the date his Employment terminated, and such segregated account(s) shall not thereafter share in any allocations pursuant to Section 4.3. The balance in such segregated account(s) shall remain invested as a part of the Trust Fund pending distribution, sharing in the net income, net loss, net appreciation and net depreciation of the Trust Fund in accordance with Section 4.2 to the same extent as if such account had not been segregated, with the Trustee having the same powers of investment, reinvestment and commingling as he has for all other assets of the Trust Fund. Provided, however, that in the event the balance of a former Participant’s Vested Interest is distributed on a date other than a Valuation Date, the amount of such distribution shall be the former Participant’s account balance as determined on the Valuation Date next preceding the date of such distribution.
     (c) In the event a former Participant who was not fully vested at the time of termination of his Employment and for whom a segregated account is maintained in accordance with Section 5.7(b) is Reemployed prior to a distribution in accordance with Section 5.5(c), such account shall continue to be maintained as a separate account; provided, however, that if at any time during his Reemployment the individual is or becomes fully vested in his Employer Contribution Account or Matching Account, the Plan Administrator may integrate such segregated account(s) with his Reemployment Employer Contribution Account or Matching Account and thereafter regard it as a single account for all purposes hereunder.
     (d) Lump Sum or Other Payment of Value of Small Benefits — Notwithstanding any other provision of the Plan, including but not limited to the

Participant election provisions of Section 5.6, any benefits payable under the Plan shall be paid as a lump sum distribution of the Vested Interest of a Participant, or shall begin by another permitted form of distribution, under the following circumstances:
     (i) If the Participant’s entire Vested Interest is not in excess of $1,000.00, then the Committee shall direct the payment of such Vested Interest in a lump sum to the appropriate recipient(s) thereof as soon as is administratively practicable after the Valuation Date coincident with or next following the event which gives rise to entitlement to payment.
     (ii) If the Participant’s entire Vested Interest exceeds $1,000 and if such Vested Interest is to be paid or payments are to commence prior to the Participant’s Normal Retirement Date, then with the consent of the Participant the Committee shall direct the payment or commencement of payment, in a lump sum, or otherwise, to the appropriate recipient(s) thereof; provided, however, that in the event a Participant dies before the date which would have been his Normal Retirement Date, no consent by any individual shall be required for distributions of such Participant’s Vested Interest prior to the date which would have been his Normal Retirement Date had he survived.
     5.8 Present Value of Payments — Any method of payment of benefits shall result in the present value of payments to be paid to the Participant being greater than fifty percent (50%) of the present value of the total benefits to be paid to the Participant and his Beneficiary.
     5.9 Commencement of Payments —
     (a) In General — Notwithstanding anything herein to the contrary, unless a Participant otherwise elects in a writing delivered to the Committee, subject to the requirements of Section 5.9(b), benefit payments hereunder shall commence not later than sixty (60) days after the later of (i) the date on which a Participant reaches his Normal Retirement Date, (ii) the Plan Year in which occurs the tenth anniversary of the year in which such Participant commenced participation, or (iii) the Plan Year in which such Participant’s Employment with the Employer terminates.
     (b) Required Beginning Date — Payment of a Participant’s entire interest in the Plan shall begin no later than the following date: (a) if the Participant is a five-percent (5%) owner (within the meaning of Code Section 416(i)(1)), April 1 of the calendar year next following the calendar year in which the Participant attains age 70-1/2, or (b) for any other Participant, April 1 of the calendar year next following the later to occur of his attainment of age 70-1/2 or his retirement.
     (c) Period of Distribution —
     (i) General — The requirements of this Section 5.9(c) will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 5.9(c) will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9). Notwithstanding the other provisions of this Section 5.9(c), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
     (ii) Required Beginning Date — The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
     (iii) Forms of Distribution — Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections (iv), (v), (vi) and (vii) of this Section 5.9(c).
     (iv) Amount of Required Minimum Distribution For Each Distribution Calendar Year — During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
     (1) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
     (2) if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
     (v) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death — Required minimum distributions will be determined under this Section 5.9(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
     (vi) Death on or After Date Distributions Begin —
     (1) Participant Survived by Designated Beneficiary — If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:
     (A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (B) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
     (C) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
     (2) No Designated Beneficiary- If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (vii) Death Before Date Distributions Begin —
     (1) Participant Survived by Designated Beneficiary — If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 5.9(c)(vi).
     (2) No Designated Beneficiary — If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin — If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 5.4(a), this Section 5.9(c)(vii) will apply as if the surviving spouse were the Participant.
     (viii) Definitions — The following definitions shall apply for purposes of Sections 5.4 and 5.9:
     (1) Designated Beneficiary — The individual who is designated as the Beneficiary under Article VI of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4 of the Treasury regulations.
     (2) Distribution calendar year — A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 5.4(a). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
     (3) Life expectancy — Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
     (4) Participant’s Account balance — The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
     (5) Required beginning date — The date specified in Section 5.9(b) of the Plan.
     5.10 Errors in Participant’s Accounts — The Trustee shall be authorized to take such steps as it considers necessary and appropriate to remedy any error, omission or inequity that results from incorrect information received or communicated in good faith, or as a consequence of administrative or operational error. Such steps may include, but shall not be limited to, taking any action required under the employee plans compliance resolution system of the Internal Revenue Service (“IRS”), any asset management or fiduciary conduct error correction program available through the Department of Labor (“DOL”), any similar correction program instituted by the IRS, DOL or other administrative agency, reallocation of Plan assets, adjustments in amounts of future payments to Participants, Beneficiaries or Alternative Payees, and institution and prosecution of actions to recover benefits payments made in error or on the basis of incorrect or incomplete information.
     5.11 No Other Benefits or Withdrawals — Except as expressly provided for in this Plan, for so long as this Plan continues in effect, no individual, whether a Participant, former Participant, Beneficiary or otherwise, shall be entitled to any payment or withdrawal of funds from the Trust Fund. This prohibition applies to Trust funds attributable to individual contributions as well as those attributable to other sources.
     5.12 New Distributable Event — The vested portion of a Participant’s Accounts shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions and special distribution restrictions, other than provisions that require a separation from service before such amounts may be distributed. However, a severance from employment shall not include the change in an individual’s status from an Employee to a “leased employee,” both as described in Section 1.19.
     5.13 Notice of Right to Defer Distribution — For any distribution notice issued in Plan Years beginning after December 31, 2006, such notice that is delivered to a Participant with respect to a distribution will include a description of a Participant’s right (if any) to defer receipt of a distribution and will describe the consequences of failing to defer receipt of the distribution. With respect to any required distribution notice and election form that is delivered to a

Participant before the 90th day after the issuance of Treasury regulations (unless future guidance requires otherwise), any notice that is delivered to a Participant with respect to a distribution will include at a minimum: (a) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (b) the portion of the summary plan description that contains any special rules that might materially affect a Participant’s decision to defer.
     5.14 HEART Act Provisions.
          (a) Death Benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing “Qualified Military Service” (as defined in subsection (e) below), the survivors of the Participant shall be entitled to any additional benefits as described in Code Section 401(a)(37) (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.
          (b) Continued Benefit Accruals. Continued benefit accruals under the Plan are being not provided in the case of a Participant who dies or becomes disabled while performing Qualified Military Service as permitted by the HEART Act.
          (c) Differential Wage Payments.
          (i) For Plan Years beginning after December 31, 2008, if an individual on Qualified Military Service receives a differential wage payment (as defined in subsection (e)), (i) he or she shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as compensation for all purposes of applying the Code except for purposes of determining contributions and benefits under the Plan, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment; provided, however, in the case of subsection (iii) above, the special nondiscrimination requirements of paragraph (2) hereof are met.
          (ii) Nondiscrimination Requirements. Section 5.14(c)(1)(iii) applies only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments on a reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).
          (d) Loans. If so reflected in the Plan’s loan policy statement, loan repayments may be suspended as permitted under Code Section 414(u)(4).

          (e) Definitions.
          (i) “Qualified Military Service”. For purposes of this Section 5.14, “Qualified Military Service” shall mean any service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code (“USERRA”)) by any Employee if such Employee is entitled to re-employment rights under USERRA with respect to such service.
          (ii) “Differential Wage Payment”. For purposes of Section 5.14(c), “differential wage payment” shall have the meaning given such term by Code Section 3401(h)(2).

ARTICLE VI
DESIGNATION OF BENEFICIARY
     Each Employee becoming a Participant hereunder shall designate in writing, in such form and manner as shall be prescribed by such rules and regulations as the Committee may promulgate in this connection, a Beneficiary or Beneficiaries of any interest under this Trust which may be payable with respect to such Participant in the event of his death before or after retirement, or otherwise after termination of Employment, which designation may include the designation of an alternate Beneficiary or Beneficiaries. Subject also to such rules and regulations as the Committee may promulgate, a Participant may from time to time change such designation of Beneficiary or Beneficiaries (or alternate Beneficiary or Beneficiaries).
     In the event benefits become payable upon the death of a Participant and no Beneficiary has been properly designated as above provided, or if the designated Beneficiary or Beneficiaries shall have predeceased him, such benefits shall be payable in full to the following in the order set out: (a) To the surviving spouse of the Participant; or (b) if the Participant dies without a spouse then living, to the surviving children of the Participant (per capita); or (c) if none of the foregoing persons is then living, to the surviving brothers and sisters of the Participant (per capita); or (d) if none of the foregoing persons is then living, to the surviving parents of the Participant (per capita); or (e) if none of the foregoing persons is then living, to the Participant’s estate. The identity of Beneficiaries of a deceased Participant’s interest shall be determined by the Committee after reasonable investigation. The determination of the Committee in this connection shall be final and conclusive and both the Committee and the Trustee shall be fully protected in paying such benefits to such deceased Participant’s Beneficiaries as so determined, regardless of whether payments are actually made to a person or persons who actually constitute Beneficiaries of such deceased Participant under the provisions hereof.
     Notwithstanding the foregoing provisions, the Participant’s entire interest in the Plan at his death, if any, shall be paid to such Participant’s surviving spouse (if such spouse is then living) unless prior to the Participant’s death, the spouse consents in a writing witnessed by a Plan representative or a notary public to permit the Participant to designate a person other than the spouse as the Participant’s Beneficiary, which consent may expressly permit designations of Beneficiary(ies) by the Participant without any requirement of further consent by such spouse. This provision shall not apply where it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be permitted by the regulations. Neither shall this provision apply unless the spouse and Participant have been married throughout the one year period ending on the date of the Participant’s death. The Committee shall provide to each Participant within a reasonable time before such Participant is entitled to receive benefits, a written explanation of the Participant’s spouse’s right to waive the surviving spouse benefits described in this Article VI and the effect of such an election.

ARTICLE VII
WITHDRAWALS
     7.1 Hardship or Post-Age 59 1/2 Withdrawals — Except as provided in subsection (a)(v) below, a Participant may withdraw amounts credited to his Pre-Tax Account and Employee Rollover Contribution Account, and vested amounts credited to his Matching Account, and Employer Contribution Account by submitting to the Committee his written request at such time and in such manner as shall be prescribed by the Committee; provided, however, that such withdrawal shall only be permitted under the following circumstances:
     (a) To the extent permitted by applicable Internal Revenue Service (IRS) rules and regulations, in the case of a Participant who has not yet attained the age of 59-1/2, withdrawals shall only be permitted in the event of hardship, as follows:
     (i) No hardship withdrawal will be granted unless it is necessitated by an immediate and heavy financial need.
     (ii) In determining whether a hardship distribution is necessary, the Committee may rely on a Participant’s representation that the need cannot be satisfied (1) through insurance or other reimbursement, (2) by reasonable liquidation of assets reasonably available to the Participant, the Participant’s spouse or minor children, (3) by ceasing or reducing contributions to the Plan, or (4) by other distributions or loans from any plan maintained by any employer, or (5) by borrowing from commercial sources on reasonable terms.
     (iii) A determination of the existence of an immediate and heavy financial need shall be made by the Committee. The following circumstances shall be considered a hardship: (1) expenses for medical care described in Section 213(d) previously incurred by the Participant, the Participant’s spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d), (2) purchase (excluding mortgage payments) of a principal residence for the Participant, (3) payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, Participant’s spouse, children or dependents (as defined in Code Section 152), (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence, (5) payments for burial or funeral expenses for the Participant’s family members, or (6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

     For purposes of this Section 7.1, eligible medical expenses shall include expenses incurred for a non-custodial child who is subject to Code Section 152(e), excluding, however, nonprescription drugs or medicine (other than insulin). In addition, a hardship distribution request which is made on account of medical, funeral, or post-secondary education expenses incurred for a spouse, child or dependent shall be determined without regard to the definition of dependent under the Working Families Tax Relief Act of 2004.
     (iv) No withdrawal shall be granted in an amount exceeding the amount necessary to satisfy the hardship which cannot be satisfied by other resources reasonably available to the Participant or, the Participant’s spouse or minor children. Elective Deferrals earnings which were credited to a Participant’s account on or before December 31, 1988, may be withdrawn for qualifying hardship reasons, but no Elective Deferrals earnings allocated to an account after such date are eligible for hardship withdrawal. In no event may Matching or Qualified Nonelective Contributions taken into account for purposes of Section 3.4 or earnings thereon, be withdrawn for hardship reasons. The withdrawal amount necessary to satisfy the hardship may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal distribution.
     (v) A hardship withdrawal made for the purchase (excluding mortgage payments) of a principal residence for the Participant may only be made from a Participant’s Pre-Tax Account or Employee Rollover Contribution Account and may not be made from the vested amounts credited to a Participant’s Matching Account or Employer Contribution Account.
     (vi) The Committee may require such information as it may deem necessary or appropriate to make any determination necessary to grant a hardship withdrawal. The Committee’s determinations in this regard shall be final, binding and conclusive.
     (vii) In the event a Participant’s interest in the Trust Fund is invested in more than one of the separate Investment Funds maintained under the Plan, a withdrawal of less than the complete balance of his Pre-Tax Account shall be withdrawn pro rata from each applicable Investment Fund. The withdrawal shall be paid to the Participant as promptly as practicable after the approval by the Committee of the Participant’s written request for a hardship withdrawal based upon the Valuation Date coincident with or next preceding the approval of the withdrawal.
     (viii) A Participant who receives a distribution of Elective Deferrals on account of hardship shall be prohibited from making Elective Deferrals and employee contributions under this Plan and all other plans of the Employer for 6 months after receipt of the distribution.

     (b) In the case of a Participant who has attained age 59-1/2, such Participant may withdraw such amounts by submitting a written request at any time specifying the amount to be withdrawn; provided, however, that a Participant may not make a withdrawal if the Participant withdrew any amounts within the preceding six (6) months. If a Participant’s interest in the Trust Fund is invested in more than one of the separate Investment Funds maintained under the Plan, a withdrawal of less than his total balance in all available accounts shall be withdrawn pro rata from each applicable Investment Fund. Distribution will be made as of a Valuation Date that is as soon as practicable after receipt by the Plan Administrator of the Participant’s request for a withdrawal, based on the vested amount to the Participant’s credit as of a Valuation Date determined by the Plan Administrator within a reasonable time immediately preceding the withdrawal.
     A Participant who is deemed to have made Employee voluntary non-tax-deductible contributions may withdraw such contributions from his Employee Contribution Account under the same rules that apply for withdrawing amounts set forth in subsections (a) and (b) above or in accordance with the provisions of Section 3.2(a)(ii). In applying such rules, “Employee Contribution Account” shall be substituted for “Pre-Tax Account” each time such term appears. The Committee may restrict the amount that can be withdrawn under this subsection to the extent required by law.
     7.2 Qualified Hurricane Distributions
     (a) Distributions — An individual who is a “Qualified Individual” (as defined in Code Section 1400Q(c)(3)) may request a Qualified Hurricane Distribution of any or all of the amounts credited to his Pre-Tax Account and Employee Rollover Account, and the vested amounts credited to his Matching Account and Employer Contribution Account.
     (b) Qualified Hurricane Distribution — A “Qualified Hurricane Distribution” means a distribution from the Plan made:
     (i) on or after August 25, 2005, but before January 1, 2007, to a Qualified Individual whose principal place of abode on August 28, 2005, was located in Louisiana, Mississippi, Alabama or Florida (the “Hurricane Katrina Disaster Relief Area”) or any other area designated as part of the Hurricane Katrina Disaster Relief Area under Code Section 1400M(2) and who sustained an economic loss as a result of Hurricane Katrina;
     (ii) on or after September 23, 2005, but before January 1, 2007, to a Qualified Individual whose principal place of abode on September 23, 2005, was located in Louisiana or Texas (the “Hurricane Rita Disaster Relief Area”) or any other area designated as part of the Hurricane Rita Disaster Relief Area under Code Section 1400M(4) and who sustained an economic loss as a result of Hurricane Rita; or

     (iii) on or after October 23, 2005, but before January 1, 2007, to a Qualified Individual whose principal place of abode on October 23, 2005, was located in Florida (the “Hurricane Wilma Disaster Relief Area”) or any other area designated as part of the Hurricane Wilma Disaster Relief Area under Code Section 1400M(6) and who sustained an economic loss as a result of Hurricane Wilma.
     (c) Aggregate Dollar Limitation — Qualified Hurricane Distributions from the Plan or from any other tax-qualified retirement plan sponsored by the Employer or an Affiliated Employer to any Qualified Individual may not exceed $100,000 in the aggregate.
     (d) Staggered Income Inclusion — Unless the Qualified Individual elects otherwise, a Qualified Hurricane Distribution shall be included in the Qualified Individual’s taxable income ratably over a three (3) year period commencing with the year the Qualified Hurricane Distribution is made to the Qualified Individual.
     (e) Exception to Early Withdrawal Penalty — A Qualified Hurricane Distribution is not subject to the early withdrawal penalty under Code Section 72(t).
     (f) Exception to Distribution Restrictions — A Qualified Hurricane Distribution is deemed to qualify as an allowable distribution under Code Section 401(k)(2)(B)(i).
     (g) No Direct Rollover — The direct rollover requirements of Section 3.2(c) do not apply to a Qualified Hurricane Distribution.
     (h) Reasonable Evidence — The Plan Administrator may rely on reasonable representations by a Participant in determining whether a distribution qualifies as a Qualified Hurricane Distribution.
     (i) Repayment of Qualified Hurricane Distributions — A Participant may contribute to the Plan all or any portion of a Repayment Eligible Qualified Hurricane Distribution at any time during the three year period beginning on the day after the date on which the Participant received the Qualified Hurricane Distribution in accordance with Code Section 1400Q(a)(3). Such a contribution shall be treated as a direct rollover contribution made under Section 3.2(c).
          For this purpose, a “Repayment Eligible Qualified Hurricane Distribution” is a distribution from this Plan or another tax-qualified plan that meets the definition of a Qualified Hurricane Distribution as set forth in Section 7.2(b) above (except that it need not have been made from this Plan) and that is eligible for tax-free rollover treatment under Code Section 402(c) (and Code Section 402(e)(6)), Code Section 403(a)(4), Code Section 403(b)(8), Code Section 408(d)(3), or Code Section 457(e)(16). In addition, any hardship distribution that meets the definition of a Qualified Hurricane Distribution

(except that it need not have been made from this Plan) is not treated as made on account of hardship for purposes of determining whether it is eligible for tax-free rollover treatment as described above.
     7.3 Distributions of Roth 401(k) Contributions and Roth Rollover Contributions During Non-Exclusion Period — The earnings on a distribution from a Roth 401(k) Contributions Account and Roth Rollover Contributions Account on account of a withdrawal or loan shall be taxable income when the distribution occurs during the “non-exclusion period” as defined in Section 402A(d) of the Code.

ARTICLE VIII
ADMINISTRATION
     8.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration — The Fiduciaries shall have only those specified powers, duties, responsibilities and obligations as are specifically given them under this Plan and Trust. In general, the Employer shall have the sole responsibility for making the contributions provided for under Article III, and the Company shall have the sole authority to appoint and remove the Trustee, the Committee and any Investment Manager or Managers which it may select to provide for managing all or any portion of the Trust, and to amend or terminate, in whole or in part, this Plan and Trust. The Committee shall have the sole responsibility for the administration of the Plan and the Trustee shall have the sole responsibility for management of the assets held under the Trust (except where an Investment Manager has been appointed), all as more specifically provided hereinafter. Each Fiduciary may rely upon any direction, information or action of another Fiduciary in the exercise of the latter’s respective powers, duties, responsibilities and obligations hereunder, as being proper under this Plan and Trust, and shall not be required under this Plan and Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
     8.2 Appointment of Employee Benefit Committee — The Plan shall be administered by an Employee Benefit Committee appointed by the Board, which Committee shall consist of at least one person, or by the Employer for any period for which a Committee has not been appointed. Any member of such Committee may be removed at any time by action of the Board and resign at any time by giving notice in writing to the Board of his resignation. In the event of the removal or resignation of a member of the Committee, a new member thereof shall be designated by the Board. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their service for the Committee. The President of the Company (or in the event of the President’s inability or failure to act, any Vice President) shall certify in writing to the Trustee, as promptly as practicable after any change of the Committee the names of the persons then serving as the Committee. The Trustee shall be entitled to rely on the name so certified as being the authorized and acting Committee until notified of any change by subsequent certification.
     8.3 Claims Procedure — The Committee shall have the sole and exclusive discretionary power to construe and interpret the Plan, and to determine all questions that may arise thereunder, including, but not limited to, (the eligibility of individuals to participate in the Plan, the amount of benefits to which any Participant or Beneficiary may become entitled hereunder, and any situation not specifically covered by the provisions of the Plan, and the Committee’s decisions on such matters shall be final and binding on all parties.
          (a) Claims for Benefits. For purposes of the Plan, a claim for benefits is a written application for a benefit or benefits filed with the Committee or its delegate. A Participant or Beneficiary or his authorized representative who believes that he is entitled to payments other than those initially determined to be payable (“claimant”) may file a claim for benefits stating the nature of his claim, the facts supporting his claim, the amount claimed and his name and current address.
          (b) Notice of Denial of Claim. Except as otherwise set forth below for claims regarding Permanent and Total Disability, if the Committee determines that any claim for benefits should be denied in whole or in part, the Committee shall, by written or electronic communication, notify such claimant within a reasonable period of time but not later than 90 days after receipt of such claim that his claim has been denied. Such notification shall be written in a manner calculated to be understood by the claimant and shall include:
          (i) the specific reason or reasons for the denial,
          (ii) specific references to the pertinent Plan provisions on which the denial is based,
          (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and
          (iv) an explanation of how the claimant can obtain review of such denial, including the Plan’s review procedures, the time limits applicable to such procedures, and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
          (c) Review of Claim Denial. If a claimant wants a claim reconsidered, within 60 days after receipt by the claimant of notice of denial of claim, such claimant must request, by mailing or delivery of written notice to the Committee, a review by the Committee of the decision denying the claim. Unless the Committee for good cause extends the 60-day period, if the claimant fails to request such a review within such 60-day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If a review is requested, the claimant may submit written comments, documents, records and other information relating to the claim for benefits. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. Any such review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. After such review, the Committee shall within a reasonable period of time, but not later than 60 days after receipt of the claimant’s request for review, determine whether such denial of the claim was correct and shall notify such claimant by written or electronic communication of its determination. In the case of an adverse determination on review, such notification shall be written in a manner calculated to be understood by the claimant and shall include:
          (i) the specific reason or reasons for the adverse determination,
          (ii) specific reference to the pertinent Plan provisions on which the decision is based,
          (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and
          (iv) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.
          (d) Extension for Special Circumstances. The 90-day and 60-day periods described in subsections (b) and (c) above, respectively, may be extended for as much as a second 90-day or 60-day period, as the case may be, if the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim or request for review of claim denial, whichever is applicable. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final determination is expected.
          (e) Electronic Communication. Any electronic communication provided under subsection (b) or (c), above, shall comply with the standards imposed by Department of Labor Regulation Section 2520.104b-1(c)(1)(i), (iii) and (iv).
          (f) Notice of Denial of Claim for Disability Benefits. In the event that the Committee determines that a claim relating to a Permanent and Total Disability should be denied in whole or in part, the Committee shall notify the claimant that his claim has been denied in a manner similar to that described in subsection (b), above, except that if an internal rule, guideline, protocol or other similar criterion was relied upon in denying such claim, such notification shall include either the specific rule, guideline, protocol or other similar criterion or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in denying such claim and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request. Such notification shall be provided not later than 45 days after receipt of such claim. This period may be extended for as much as 30 days, provided that the Committee both determines that such an extension is necessary due to matters beyond the control of the Plan and provides written notice of the extension in the manner described in subsection (d), above. This period may be extended again for as much as an additional 30 days if, prior to the end of the first 30-day extension period, the Committee determines that such an additional extension is necessary and provides written notice of the additional extension, both in accordance with the provisions of the preceding sentence. Any notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be allowed at least 45 days within which to provide the specified information.
          (g) Review of Denial of Claim for Disability Benefits. If the claimant wants his claim reconsidered, within 180 days after receipt by the claimant of notice of denial of a claim for Disability benefits, such claimant must request, by mailing or delivery of written notice to the Committee, a review by the Committee of the decision denying the claim. The review shall be conducted in accordance with the procedures and subject to the notification requirements described in subsection (c), above, except that (i) the review will not afford deference to the initial claim denial and will be conducted by one or more individuals who are neither the same individuals who made the claim decision that is the subject of the appeal nor their subordinates; (ii) if the decision on appeal is based in whole or in part on a medical judgment, the Committee will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the initial claim decision nor the subordinate of any such individual; (iii) the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial will be identified, regardless of whether the advice was relied upon in making the claim decision; and (iv) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, such notification shall include either the specific rule, guideline, protocol or other similar criterion or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request. The Committee’s determination whether such denial of the claim was correct and any notification of an adverse determination on review shall be made not later than 45 days after receipt of the claimant’s request for review. The 45-day period may be extended for as much as a second 45-day period, provided that the Committee both determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the request for review of claim denial and provides written notice of the extension in the manner described in subsection (d), above.
          (h) Exhaustion of Administrative Remedies. No claimant shall be entitled to challenge the Committee’s denial of benefits or determination on review in judicial or administrative proceedings without first complying with the procedures in this Section. The Committee’s determinations made pursuant to this Section shall be final and conclusive on all parties.
     8.4 Records and Reports — The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants’ service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; annual reports to the

Department of Labor; and such other documents or reports as may be required by ERISA. The Employer shall from time to time make available to the Committee such information with respect to the Employees, their dates of Employment, their compensation, and other matters as may be necessary or desirable in connection with the performance by the Committee of its duties with respect to the Plan. The Committee shall, in turn, furnish to the Trustee such information and such rulings and decisions as the Trustee may require or may request in connection with its performance of its duties as Trustee of the Trust Fund hereby created.
     8.5 Other Committee Powers and Duties — The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:
     (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;
     (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;
     (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;
     (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;
     (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;
     (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee (or any Investment Manager), and to make such recommendations to the Trustee and take such actions as allowed in Section 9.2 hereof as it deems advisable;
     (g) to appoint or employ individuals or other parties to assist in the administration of the Plans and any other agents it deems advisable, including accountants and legal and actuarial counsel;
     (h) to designate or employ persons to carry out any of the Committee’s fiduciary duties or responsibilities under the Plan; and
     (i) to direct the Trustee as to the voting of stock held in the Trust Fund established hereby, or as to any other actions that may be appropriate with respect thereto (such as participation in reorganizations, etc.); provided that in the absence of any such direction, the Trustee shall have the right to vote such stock and take such other actions in its sole discretion.

     8.6 Rules and Decisions — The Committee may adopt such by-laws, rules and regulations as it deems necessary, desirable, or appropriate, provided that same shall not be inconsistent with or contrary to the express terms of this agreement. All such by-laws, rules, regulations and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal or actuarial counsel of the Employer, or the Trustee.
     8.7 Committee Procedures — The Committee may act at a meeting or by unanimous written consent without a meeting. The Committee shall elect one of its members as Chairman, appoint a Secretary, who may or may not be a Committee Member, and advise the Trustee of such actions in writing. The Secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. A quorum of the Committee shall consist of not less than two-thirds (2/3) of the members thereof and a majority vote of those present shall control all matters acted upon at a meeting of the Committee. A dissenting Committee Member who, within a reasonable amount of time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing and delivers such writing to the other Committee Members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.
     8.8 Authorization of Benefit Payments — The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.
     8.9 Application and Forms for Benefits — The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including but not limited to, the Participant’s current mailing address.
     8.10 Payment for Benefit of Disabled or Incapacitated Person — Whenever, in the Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.
     8.11 Notices to Trustee — All notices from the Committee or any Investment Manager to the Trustee shall be in writing, and the Trustee may rely thereon in carrying out its duties and responsibilities hereunder.

ARTICLE IX
POWERS, DUTIES AND
RESPONSIBILITIES OF TRUSTEE
     9.1 Establishment and Acceptance of Trust — The Trustee shall hold and manage the assets of the Plans and shall receive to be included in the Trust Fund any contributions paid to it in cash, or other property approved by the Committee and acceptable to the Trustee. All contributions so received together with the income therefrom shall be managed, invested and reinvested by the Trustee, subject, however, to the right of the Company to appoint and employ an Investment Manager or Managers, to manage and/or invest and reinvest the Trust Fund, or any part thereof, in which event the Investment Manager shall be certified as such to the Trustee by the Company and the Trustee shall not be liable for the acts or omissions of such Investment Manager or Managers or be under any obligation to manage or invest the assets of the Trust Fund which are subject to management by such Investment Manager or Managers. Any such Investment Manager so employed must meet the definition thereof contained in Section 3(38) of ERISA and must acknowledge in writing at the time of such employment that he or it is a Fiduciary with respect to the Plan. The Chief Executive Officer of any such Investment Manager shall certify in writing to the Trustee the names of all persons who shall act on behalf of the Investment Manager with respect to the Trust Fund, and the Trustee may rely thereon in its dealings with the Investment Manager. The Trustee shall have the power to take such action and execute such documents with respect to the Plan, the Trust Fund created thereunder and the benefits provided thereunder as it may deem necessary or advisable in order to carry out the purposes for which the Plan is established and operated.
     9.2 Investment of Trust Fund — Subject to any limitations hereinafter set forth and the Participants’ self-direction provisions of Section 4.7, the Trustee (or the Investment Manager if appointed and acting as described above) shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in such securities or in such property, real or personal, wherever situated, as they shall deem advisable and in the interest of the Trust Fund and the Participants regardless of any limitations under state law on the investment of trust funds. Without limiting the generality of the foregoing, the funds of the Trust may be invested in stocks, common or preferred, trust shares, mutual fund shares, bonds and mortgages, and other evidences of indebtedness or ownership, and in any deposits with the Trustee (if the Trustee is a bank), “deposits” meaning any account, temporary or otherwise, upon which a reasonable rate of interest is paid, including but not limited to a certificate of deposit issued by said bank, (except as any such investment may be limited hereunder or under the provisions of ERISA), including without limitation investments in collective employee benefit trusts or in any common trust fund maintained by the Trustee or in any qualified commingled trust maintained by the Trustee for the investment of funds of qualified pension and/or profit sharing plans. However, the Trustee or Investment Manager, as the case may be, shall diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. For purposes of the restrictions on investment in and holding of “qualifying Employer securities” and

“qualifying Employer real property” (as defined in ERISA Section 407) under this Plan, the Trustee (and any Investment Manager) shall be permitted to invest in and hold such securities and real property having an aggregate fair market value in excess of 10% (although a lesser amount is also permitted), but not more than an aggregate of 50% of the fair market value of the Trust Fund’s assets.
          The Trustee may cause any investment in securities held by the Trustee to be registered in or transferred into its name as Trustee or into the name of such nominee as it may appoint, or it may retain the same unregistered and in such form as shall permit transferability, but the books and records of the Trust Fund shall at all times show that all such investments are part of the Trust Fund.
          Notwithstanding anything herein to the contrary, but subject to the Participants’ self-direction provisions of Section 4.7, the Company shall establish the general investment policy and objectives for the Trust Fund and shall communicate same to the Trustee and any Investment Manager as promptly as practicable after establishing or revising same. Further, the Company may direct the Trustee to commingle the assets of the Trust Fund with the assets of any other qualified retirement plan trust maintained by the Company solely for investment purposes. It shall be the responsibility of the Trustee or Investment Manager, as the case may be, to advise the Company, in writing, at reasonable intervals and at such other times as the Company or Trustee shall request of all investments and reinvestments of the Trust Fund made in furtherance of such investment policy and objectives. Notwithstanding the foregoing, the Company may direct the Trustee or Investment Manager to make investments, changes in investments or disposition of investments, and they shall, without incurring liability, comply with such directions and shall have no responsibility for recommending changes in investments made in compliance with such direction.
          In accordance with the provisions of Section 4.7, certain portions of the amounts in the Trust will be invested as directed by a Participant in any of the separate Investment Funds permitted by the Committee. Any remaining amounts not designated for investment by a Participant shall be invested by the Trustee in one or more of the Investment Funds permitted under Section 4.7. The Committee shall communicate the Participant’s investment directions to the Trustee, who shall invest amounts credited to such accounts in accordance with the Participant’s directions.
     9.3 Discharge of Duties — The Committee, Trustee and any Investment Manager (and any other party who may at any time be serving as a Fiduciary with respect to the Plan) shall discharge their duties solely in the interest of the Participants, for the exclusive purpose of providing benefits to the Employees as herein described and defraying reasonable expenses of administration, in accordance with the Plan and consistent with the Fiduciary responsibility provisions of ERISA Title I, and with the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

     9.4 Prohibited Transactions — Notwithstanding anything herein to the contrary, neither the Trustee nor any other party at any time serving as a Fiduciary with respect to the Plan, shall cause the Plan to engage in any “prohibited transactions” as same are defined and applicable to this Plan under ERISA Section 406, subject to any available and applicable exception contained in or allowed by ERISA, and in complying with such limitations, neither the Trustee nor any other Fiduciary shall engage in any transaction which it knows or should know constitutes a direct or indirect:
     (a) sale or exchange, or leasing, of any property between the Trust Fund and a party in interest or a “disqualified person” (such terms as used in this Plan shall have the meanings which they have under ERISA);
     (b) lending of money or other extension of credit between the Trust Fund and a party in interest of a disqualified person;
     (c) furnishing of goods, services, or facilities between the Trust Fund and a party in interest or a disqualified person;
     (d) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, or any assets of the Trust Fund; or
     (e) acquisition, on behalf of the Trust Fund, of any Employer security or Employer real property which would constitute a violation by this Plan of Section 407 of ERISA; unless such transaction is permissible under ERISA, neither the Trustee nor any other Fiduciary shall deal with the assets of the Trust Fund in its own interest or for its own account or act in any transaction involving the Trust Fund on behalf of a party (or represent a party) whose interests are adverse to the interests of the Trust Fund or the interests of its Participants or beneficiaries. No Fiduciary shall receive any consideration for its own personal account from any party dealing with the Trust Fund in connection with a transaction involving the assets of the Trust Fund.
     9.5 Delegation of Responsibilities — The Trustee and any other party serving as a Fiduciary with respect to the Plan shall act prudently in the delegation or allocation of responsibilities to other persons (to the extent such delegation or allocation is allowable hereunder and under ERISA), and if at any time there is more than one authorized Trustee serving, each Trustee shall exercise reasonable care to prevent the other Trustees from committing a breach of such other Trustees’ obligations and responsibilities hereunder. Each Fiduciary shall conduct a periodic review to assure that functions delegated by such Fiduciary are carried out properly. Neither the Trustee nor any other person serving at any time as a Fiduciary with respect to the Plan shall be liable for the actions of any other Trustee or Fiduciary unless he knowingly participates, approves, acquiesces in or conceals a breach of obligations and responsibilities committed by the other.
     9.6 Power of Trustee — The Trustee (and any Investment Manager to the extent applicable to its investment powers and duties) shall have the following powers and authority in the administration and investment of the Trust Fund, to be exercised without being required to make or to file any inventory or appraisal with, nor to give any bond or be a surety thereon to, any officer, court or tribunal, and in accordance with and subject to the above provisions of this Article IX:
     (a) Purchase of Property — To purchase, or subscribe for, any securities or other property, real and personal, and to retain the same in trust.
     (b) Sale, Exchange, Conveyance and Transfer of Property — To sell, exchange, convey, transfer, or otherwise dispose of any securities or other property held by it, by public or private sale without notice, advertisement or court order. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition.
     (c) Stock Options — To write and sell call options under which the holder of the option has the right to purchase shares of stock held by the Trustee as part of the assets of the Trust Fund, if such options are traded on and sold through the National Securities Exchange, registered under the Securities Exchange Act of 1934, as amended, which exchange has been authorized to provide a market for option contracts pursuant to Rule 9(b)-1, promulgated under such Act, and so long as the Trustee, at all times up to and including the time of exercise or expiration of any such option, holds sufficient stock in the assets of the Trust Fund to meet any obligation under such option if exercised. In addition, the Trustee (or any Investment Manager) is expressly authorized to purchase and acquire call options for the purchase of shares of stock covered by such options if the options are traded on and purchase through a national securities exchange as described in the immediately preceding sentence and so long as any such option is purchased solely in a closing purchase transaction, meaning the purchase of an exchange-traded call option, the effect of which is to reduce or eliminate the obligations to the Trustee with respect to stock option contract or contracts which it has previously written and sold in a transaction authorized under the immediately preceding sentence. Except as hereinabove expressly authorized, the Trustee (and any Investment Manager) is prohibited from selling or purchasing stock options.
     (d) Exercise of Owner’s Rights — To vote upon any stocks, bonds or other securities, which the Trustee will vote as recommended by management of the subject company unless directed otherwise by the Investment Manager (all subject to the directions, if any, of the Employer); to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held as part of the Trust Fund.

     (e) Borrowing — To borrow or raise money for the purpose of the Trust in such amount, and upon such terms and conditions as the Trustee shall deem advisable, and, for any funds so borrowed, to issue its promissory note as Trustee and to secure the repayment thereof by pledging all, or any part, of the Trust Fund. No person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing.
     (f) Retention of Cash — To keep such portion of the Trust Fund in cash or cash balances as the Trustee, from time to time, may deem to be in the best interests of the Trust created hereby without liability for interest thereon.
     (g) Retention of Property Acquired — To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder.
     (h) Execution of Instruments — To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.
     (i) Settlement of Claims and Debts — To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Trust Fund in all suits and legal and administrative proceedings.
     (j) Employment of Agents and Counsel — To employ suitable agents and counsel (who shall be counsel for or acceptable to the Company), and to pay their reasonable expenses and compensation, and the Trustee shall be fully protected in relying upon the advice of such counsel.
     (k) Power to Do Any Necessary Act — To do all acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purposes of this Trust.
     9.7 Payments From The Fund — The Trustee shall from time to time, on the written directions of the Committee, make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in the written directions of the Committee, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust Fund. Each such written direction shall be accompanied by a certificate of the Committee that the payment is in accordance with the Plan. The Trustee shall not be responsible in any way with respect to the application of such payments, or, subject to observing the standards hereinabove set forth in Sections 9.1 through 9.5, for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Plan.

     9.8 Payment of Compensation, Expenses and Taxes — The Trustee (and any Investment Manager) shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Company and the Trustee or the Investment Manager, as the case may be. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees, incurred by him in the management and investment of the Trust Fund. Such compensation and expenses shall be paid by the Company, but until paid shall constitute a charge upon the Trust Fund. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund, or the income thereof, shall be paid from the Trust Fund. Brokerage fees and commissions and other purchase and sale transaction associated costs shall be paid by the Company or the Trust, as directed by the Company, but until paid shall constitute a charge upon the Trust Fund. Any Trustee who is a full-time Employee of the Company shall not receive any compensation for services as Trustee hereunder, except for reimbursement of expenses properly and actually incurred.
     9.9 Accounting — The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder. All accounts, books and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by the Committee.
          Within ninety (90) days following the close of each fiscal year of the Trust and within ninety (90) days after the removal or resignation of the Trustee as provided in Section 9.12 hereof, the Trustee shall file with the Committee a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation, and setting forth the current value of the Trust Fund.
     9.10 Bond — Any person or party serving as a Fiduciary with respect to the Plan and any other person or party handling funds of the Plan shall, if required by ERISA and not otherwise exempted, be bonded in an amount which shall not be less than ten percent (10%) of the amount of the Trust Fund, but in no event shall any such bond be less than $1,000.00 nor more than $500,000.00. The amount of such bond shall be fixed at the beginning of each Plan Year in accordance with the provisions of ERISA Section 412(a).
     9.11 Liability Insurance — The Trustee may purchase insurance for itself, for any other party serving at any time as a Fiduciary with respect to the Plan, or for the Plan itself, to cover liability or losses occurring by reason of the act or omission of the Trustee or any such Fiduciary, but the cost of any such insurance shall be borne by the Trustee or such other Fiduciary and in no event by the Trust Fund.
     9.12 Resignation or Removal of Trustee —
     (a) Term of Trustee — The Trustee shall continue to serve as such until its resignation or removal as herein provided.

     (b) Resignation — The Trustee may resign and become and remain fully discharged from any and all further duties or responsibilities hereunder by giving at least sixty (60) days prior written notice to the Company stating the effective date of such resignation, or such shorter notice as the Company may accept as sufficient. Such resignation shall take effect on the date specified therein unless a successor Trustee(s) shall have been appointed at an earlier date, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee(s).
     (c) Removal — The Trustee may be removed by the Company’s giving at least sixty (60) days prior written notice to the Trustee stating the effective date of such removal, or such shorter notice as the Company may request and the Trustee may accept as sufficient, in which event such removed Trustee shall become and remain fully discharged from all further duty or responsibility hereunder after the effective date of such removal.
     (d) Appointment of Successor Trustee — Each successor Trustee shall succeed to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Trustee and filing the acceptance with the former Trustee and the Committee without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, shall execute all documents and do all acts necessary to vest the title of record in any Successor Trustee. Each successor Trustee shall have and enjoy all of the powers, both discretionary and ministerial, conferred under this Plan and Trust upon his predecessor. A successor Trustee shall not be personally liable for any act or failure to act of any predecessor Trustee. With the approval of the Employer and the Committee, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

ARTICLE X
AMENDMENT OF THE PLAN
          The Plan may be amended or restated (expressly or by ratification) by the Company or by any officer of the Company who has authority or who has been delegated the authority to amend or restate this Plan. An amendment or restatement of the Plan shall not affect the validity or scope of any grant or delegation of such authority, which shall instead be determined based upon the terms of the grant or delegation. However, the duties, powers and liability of the Trustee hereunder shall not be substantially modified without its written consent and provided further that any benefits which have actually accrued and become payable hereunder shall not be affected thereby. No amendment shall be made which shall cause or authorize any part of the Trust Fund to revert or be refunded to the Company or to be used for or diverted to purposes other than the exclusive and sole benefit of the Participants or their Beneficiaries (other than such part as is required to pay taxes and expenses of administration). The Company shall have the limited right to amend this Agreement at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing and applicable laws and regulations so as to permit the full deduction for tax purposes of the Company’s contributions made hereunder, and if and to the extent necessary to accomplish such purpose may by such amendment decrease or otherwise affect the rights of Participants to benefits which have actually accrued and become payable hereunder, any provision herein to the contrary notwithstanding.
          No amendment to the Plan shall reduce a Participant’s account balance or eliminate an optional form of distribution except to the extent permissible under Code Sections 411, 412, or any other relevant Code Section, or Regulations issued under any such Code Section. No amendment to the Plan shall have the effect of decreasing a Participant’s Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

ARTICLE XI
DISCONTINUANCE OF CONTRIBUTIONS
AND
TERMINATION OF PLAN
     11.1 Intention to Continue Plan — The Plan herein provided for has been established by the Company with the bona fide intention that it shall be continued in operation indefinitely and that the Employer’s contributions hereunder shall continue for an indefinite period. However, the Company reserves the right at any time to discontinue contributions or to terminate the Plan.
     11.2 Termination or Partial Termination of Plan — This Plan may be terminated by the Company or by any officer of the Company who has authority or who has been delegated authority to terminate this Plan. An amendment or restatement of this Plan shall not affect the validity or scope of any grant or delegation of such authority, which shall instead be determined based upon the terms of the grant or delegation. Should the Company decide to terminate or partially terminate the Plan, the accounts of all Participants affected thereby, subject to item (ii) of this Section 11.2, shall become fully vested and nonforfeitable. The Trustee shall be notified of any termination or partial termination in writing and shall proceed at the direction of the Committee to liquidate the assets of the Trust Fund. Upon termination of the Plan by an Employer, the Employer shall not thereafter make any further contributions under the Plan, and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer, except as provided in this Article XI or except as amounts may become payable under the Plan as a result of such Participants continuing their participation in the Plan as a result of being employed by other participating Employers. To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of assets of the Plan as provided in this Article XI shall constitute a complete discharge of all liabilities under the Plan. Promptly upon any such termination the Trustee shall (i) pay any due and accrued expenses and liabilities of the Trust, excepting any expenses involved in the termination of the Plan, and appropriately adjust, as may be required, all accounts of Participants for such expenses and charges; (ii) appropriately adjust, as of the date of such termination, the Employer Contribution Accounts of Participants who are then Employed by the Employer to which the termination applies, for any Forfeitures arising under the Plan prior to such date (treating, for these purposes, any Participant whose Employment had previously terminated and who had previously received a distribution of his Vested Interest but had not yet incurred five (5) consecutive Breaks in Service prior to such date, as having incurred five (5) consecutive Breaks in Service immediately prior to such date); and (iii) adjust for income, gains and losses in the Trust Fund to such termination date in the manner described in Section 4.2 hereof as if such termination date was an Annual Valuation Date. The interest of each such Participant who is then Employed by such Employer in the adjusted amount then credited to his Matching Account and Employer Contribution Account shall be nonforfeitable as of such date. The full current value of each adjusted account shall be paid from the Trust Fund to the Participant for whom such account is maintained in such manner of distribution specified in Section 5.6 hereof and at such time or times as the Committee shall in its sole discretion determine.

          In the event of a partial termination of the Plan, the payments, adjustments and distributions described above shall also be made, but only with respect to the portion of the Plan being terminated.
          In the event of a complete discontinuance by the Employer of the contributions to be made by it hereunder, the rights of each Participant to amounts credited to his Matching Account and Employer Contribution Account accounts at such time shall become nonforfeitable.
          Termination or partial termination of the Plan shall not affect the payment of benefits, in accordance with Article V hereof, from the Trust Fund except as specifically provided herein, nor shall such funds thereafter be divested by reason of any provision hereof.
     11.3 Discontinuance of Contributions — In the event of a complete discontinuance by the Employer of the contributions to be made by it hereunder, the accounts of Participants shall be treated, and the rights of Participants shall be, as if the Plan was terminated as contemplated under Section 11.2 immediately above on the effective date of such discontinuance or the date such discontinuance is deemed to have been effective, including, but not limited to, nonforfeitability of all amounts credited to the Matching Account and Employer Contribution Accounts of Participants who are then Employed by such Employer.
          The mere suspension of a contribution for a year or years during which the Employer earns profits shall not in itself be deemed a discontinuance within the meaning of this Section 11.3, unless such suspension shall be deemed to have ripened into a discontinuance under the applicable provisions of the Code, any valid regulations promulgated thereunder or any rulings properly interpreting and applying same.
     11.4 Internal Revenue Service Approval — Notwithstanding the foregoing, the Trustee shall not be required to make any distribution from the Trust in the event the Plan is terminated or contributions are completely discontinued until such time as the Internal Revenue Service shall have determined in writing that such termination or discontinuance will not adversely affect the prior qualification of the Plan.

ARTICLE XII
MISCELLANEOUS
     12.1 Participants’ Rights; Acquittance — Except to the extent required by law as in effect and applicable hereto from time to time, neither the establishment of the Trust hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee or the Committee except as herein provided; nor shall any Participant have any legal right, title or interest in this Trust or any of its assets, except in the event and to the extent that benefits may actually accrue to him hereunder, and the same limitations shall be applicable with respect to death benefits which may be payable to the Beneficiaries of the Participant. Under no circumstances shall the terms of Employment of any Participant be modified or in any way affected hereby. This Plan and Trust shall not constitute a contract of Employment nor afford any individual any right to be retained in the employ of the Employer.
     12.2 Spendthrift Clause — To the extent permitted by law, Participants are prohibited from anticipating, encumbering, alienating or assigning any of their rights, claims or interest in this Trust or in any of the assets thereof, and no undertaking or attempt to do so shall in any way bind the Committee or the Trustee or be of any force or effect whatsoever. Furthermore, to the extent permitted by law, no such rights, claims or interest of a Participant in this Trust or in any of the assets thereof shall in any way be subject to such Participant’s debts, contracts or engagements, nor to attachment, garnishment, levy or other legal or equitable process, except as permitted by law for family support or alimony obligations. Provided, however, anything to the contrary herein notwithstanding, to the extent permissible under applicable law, a Participant’s interest hereunder is subject to all bona fide and existing debts owed by such Participant to the Plan and Trust, if any, and upon such Participant or the Beneficiary of such Participant becoming entitled to receive payment of any benefit hereunder, the Trustee, if it shall, prior to disbursement have received certified notice or confirmation from the Committee in such form as it may reasonably require of the fact and amount of such indebtedness, shall pay first from the benefits so payable the amount of such indebtedness to the Plan and Trust with the remainder, if any, being payable as otherwise provided herein.
          In any action or proceeding involving the Trust Fund, or any property constituting part or all thereof, or the administration thereof, the Employer, the Committee, and the Trustee shall be the only necessary parties and no Employees or former Employees of the Employer or their Beneficiaries or any other person having or claiming to have an interest in the Trust Fund or under the Plan shall be entitled to any notice or service of process.
          Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Committee and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

          The foregoing provision against the assignment of a Participant’s right in the Plan shall not apply in the case of a qualified domestic relations order which is determined by the Committee to meet the requirements of Code Section 414(p). If a qualified domestic relations order, otherwise determined by the Committee as meeting the requirements of Code Section 414(p), specifically provides for an immediate lump sum distribution to the alternate payee, such distribution may be made notwithstanding that the Participant has not attained his earliest retirement age, as defined in Code Section 414(p)(4)(B). Effective on or after April 6, 2007, a domestic relations order than otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is used after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.
     12.3 Transfers of Employment Among Employers — In determining Years of Service and any period of Employment for any purpose under the Plan, the period of an Employee’s Employment with any other Affiliated Employers shall be counted, and a transfer of an Employee from the Employment of one such member to the Employment of another member shall not interrupt Employment; provided, however, that service with a company prior to such company’s acquisition by the Company shall not count for purposes of determining eligibility for participation in the Plan. In the event any Participant during the course of any Plan Year is Employed simultaneously by more than one such member, he shall be entitled to an allocation under Section 4.3 hereof by taking into account his aggregate Annual Compensation from such simultaneous members.
     12.4 Participation of Adopting Employers and Their Employees — With the written consent of the Company, an adopting Employer may become a party to this agreement pursuant to authorization by its Board of Directors. In the event an adopting Employer does so become a party, it shall contribute to the Plan, and its Employees shall be entitled to benefits thereunder, in accordance with its terms, subject to the following special provisions:
     (a) The contribution of each adopting Employer shall be determined separately by its Board of Directors under Article III hereof.
     (b) In computing the service of a person who is Employed by more than one of the adopting Employers at the same time, the period of service of such person with any of the adopting Employers shall be counted, and a transfer of an Employee from the Employment of one adopting Employer to the Employment of another shall not interrupt his service, nor shall such a transfer constitute a termination of Employment under the terms of this Plan.
     (c) The contribution of each adopting Employer shall be allocated among its Employees separately from the contributions of the others in accordance with the provisions of Section 4.3. The Forfeiture of a Participant or other reallocation from a Participant’s account shall be allocated only among the Participants who are Employees of the adopting Employer with which such Participant was Employed. Net increases and decreases in the value of the Trust Fund resulting from increases or decreases in the value of the assets of the Trust and earnings and losses shall be allocated among all Participants under the Plan as a group in accordance with the provisions of Section 4.2. Participants who are Employees of one or more adopting Employers shall have separate accounts with respect to their participation as an Employee of each such adopting Employer.
     (d) In the event of a transfer of any Participant from the Employment of one adopting Employer to the Employment of another, his account shall be considered and treated thereafter as the account of a Participant who is an Employee of the adopting Employer to which he is transferred, except, if such Participant thereafter forfeits or becomes subject to a reallocation of all or a part of his interest under any of the provisions of the Plan, the Committee shall, on the next following Annual Valuation Date, divide such Forfeiture or reallocation of his non-vested interest in the Plan in an equitable manner, considering all the circumstances, between the two adopting Employers.
     In the event of such a transfer, the Participant transferred shall share in the next annual contribution of each of such adopting Employers on a pro rata basis, based upon the amount of wages or salary earned with each such Employer during its fiscal year in which the transfer takes place.
     (e) Each adopting Employer shall appoint a Committee to administer the plan with respect to its Employees pursuant to Article VIII hereof.
     12.5 Successor Employer — In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Employer under the Plan.
     12.6 Transfer of Plan Assets — In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:
     (a) Each Participant would, if either this Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated;
     (b) Resolutions of the Board of Directors of the Employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor Employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participant’s inclusion in the new Employer’s plan; and
     (c) Such other plan and trust are qualified under Code Sections 401(a) and 501(a).
     12.7 Delegation of Authority by Employer — Whenever the Employer under the terms of this Agreement is permitted or required to do or perform any act or matter or thing it shall be done and performed by any officer thereunto duly authorized by the Board.
     12.8 Construction of Agreement — This Plan and Trust agreement shall be construed according to the laws of the State of Georgia, and all provisions hereof shall be administered according to, and its validity and enforceability shall be determined under the laws of such state, except where pre-empted by ERISA.
     12.9 Headings — The headings of Articles, Sections and Subsections are for ease of reference only and shall in no wise be construed to limit or modify the detailed provisions hereof.
     12.10 Qualification of Plan as A Condition — This Plan is based upon the condition subsequent that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Internal Revenue Code and regulations issued thereunder with respect to employees’ plans and trusts, including a salary reduction arrangement, so as to permit, among other incidents to such qualified plans, the Employer to deduct for income tax purposes the amount of its contributions to the Plan as set forth herein, and so that such contributions will not be taxable at the time of contribution to the Participants as income. Therefore, if when this Plan is submitted for initial qualification and approval by the Internal Revenue Service, the Internal Revenue Service rules that the Plan does not meet the qualification requirements of the Internal Revenue Code for the purposes specified in the preceding sentence, and the deficiencies precluding qualification may not be corrected by amendment effective as of the Effective Date, then regardless of any other provision herein contained, this Plan shall be and become null and void ab initio, and any contributions under the Plan for any fiscal year of an Employer commencing on or after the Effective Date shall be returned to the Employers for the benefit of the Employees on whose behalf the contribution was made to the Trust.
     12.11 Compliance With Distribution Method and Timing Regulations — Notwithstanding any other provision of this Plan, if, and solely to the extent that, any provision of the Plan becomes a material violation of Code Sections 401 or 411 as an impermissible restriction on an individual’s rights with respect to the timing or method of any alternative form of benefit, then such Plan provision(s) shall thereafter be construed and administered in a manner which grants to each Participant or his Beneficiary(ies), as applicable, such additional rights, and only such additional rights, as will satisfy such Code Sections.
     12.12 Adjustments for Short Plan Year — Notwithstanding any provision of the Plan to the contrary, whenever any provision of the Plan requires a determination of Hours of Service,

annual additions, or Annual Compensation (including limitations thereon), such provision(s) shall be applied by appropriately adjusting the language of such provision(s), pro rata, to account for the fact that such short Plan Year consists of fewer than twelve (12) calendar months. In the case of the short Plan Year beginning on April 1, 1990, and ending on December 31, 1990, such provisions shall be applied by reducing the quantified standards of such provisions as necessary to reflect a new standard equal to three-fourths (3/4) of the normal standard for a full Plan Year.

ARTICLE XIII
TOP-HEAVY PLAN PROVISIONS
     13.1 Application — In the event that the Plan is determined to be a Top-Heavy Plan as hereinafter defined, this Article XIII shall become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy Plan.
     13.2 Definitions —
     (a) Key Employee — Key Employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $150,000 (for 2008), as adjusted under Code Section 416(i)(1), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.
     (b) Minimum Contribution — For a Plan Year, the lesser of three percent (3%) of a Participant’s compensation (within the meaning of Code Section 415) or a percentage of a Participant’s compensation equal to the percentage at which contributions are made (or required to be made) under the Plan and all other plans required to be aggregated under Code Section 416(g)(2), (i.e., each plan maintained by the Employer in which a Key Employee is a Participant and all other plans maintained by the Employer which enable the plans in which a Key Employee is a Participant to meet the requirements of Code Sections 401(a)(4) and 410) for the Key Employee for whom such percentage is highest. The percentage of a Key Employee’s compensation at which contributions are made shall be determined by dividing the contributions for each such employee by so much of his compensation for the Plan Year as does not exceed $245,000 (for 2010), as adjusted in accordance with Code Section 401(a)(17)(B).
     (c) Top-Heavy Plan — For any Plan Year a plan that is required in such year to satisfy the requirements of Code Section 416 because the aggregate of the accounts of all Key Employees in the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Participants in the Plan, such determination to be made in accordance with the procedures described in Code Section 416(g) as of the Annual Valuation Date immediately preceding such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year) (the “determination date”) and shall include distributions made during the last five years. The account balance of any Participant who has not performed any services for the Employer in the last five years shall not be taken into account. For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with all other plans maintained by the Employer which are required to be aggregated with the Plan in order for the Plan to meet the requirements of Code Sections 401(a)(4) and 410, and all other plans maintained by the Employer in which a Key Employee is a Participant (the “required aggregation group”). The Plan may also be aggregated with other Plans at the election of the Employer, to the extent permitted under Regulations issued by the Secretary (the “permissive aggregation group”). The following subsections shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.
     (i) The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.
     (ii) The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.
     13.3 Allocation of Minimum Contribution — For any year in which the Plan is a Top-Heavy Plan, the Minimum Contribution as defined in Section 13.2(c) shall be made to the account of each Participant who is a non-Key Employee, unless the Minimum Contribution for the Participant is made under another defined contribution plan maintained by the Employer. Such Minimum Contribution shall be made to the Employer Contribution Account of each non-Key Employee Participant who is Employed on the last day of such Plan Year without regard to such Participant’s Hours of Service during such Plan Year. The Employer and Committee shall determine under which plan a Participant shall receive the Minimum Contribution if the Employee is a Participant in more than one plan maintained by the Employer. Such Minimum Contribution shall be made without consideration of the Employer’s contributions under Code Section 3111.
     Qualified Nonelective Contributions, if any, may be taken into account in satisfaction of any required Minimum Contribution. Matching Contributions and Elective Deferrals allocated to the account of a Key Employee shall be taken into account in determining the amount of any required Minimum Contribution; provided, however, that Matching Contributions and Elective Deferrals made on behalf of a Non-Key Employee and taken into account for purposes of Section 3.4 or 3.5 shall not be taken into account in determining whether a required Minimum Contribution on behalf of such non-Key Employee has been satisfied. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

ARTICLE XIV
DIRECT TRANSFER OF ELIGIBLE ROLLOVER DISTRIBUTIONS
     14.1 Application — Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
     14.2 Definitions —
     (a) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV). For taxable years beginning after December 31, 2006, a Participant may elect to transfer his or her employee after-tax contributions (if any) or Roth 401(k) Contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred (including interest thereon), including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.
     (b) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Code Section 401(a) that accepts the Distributee’s Eligible Rollover Distribution. For distributions made after December 31, 2007, a Participant or Beneficiary may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Section 408A(b) of the Code.
     (c) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.
     (d) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee either by transfer from the Plan, or by delivery of the distribution check by the Distributee, provided such check is made out in a manner to ensure that it is negotiable only by the trustee of the Eligible Retirement Plan.
     (e) Non-Spouse Beneficiary Rollover Right. For distributions after December 31, 2009, a non-spouse Beneficiary who is a “designated beneficiary” under Section 401(a)(9)(E) of the Code and the regulations thereunder, by a direct trustee-to trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an individual retirement account (“IRA”) the Beneficiary established for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an “eligible rollover distribution” under Section 401(a)(31) of the Code.
     (i) Certain Requirements Not Applicable. Although a non-spouse Beneficiary may roll over directly a distribution as provided in Article XIV, the distribution, if made prior to January 1, 2010, is not subject to the direct rollover requirements of Section 401(a)(31) of the Code (including Section 401(a)(31)(B) of the Code), the notice requirements of Section 402(f) of the Code or the mandatory withholding requirements of Section 3405(c) of the Code. If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a 60-day (non-direct) rollover.
     (ii) Trust Beneficiary. If the Participant’s named Beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated Beneficiary within the meaning of Section 401(a)(9)(E) of the Code.
     (iii) Required Minimum Distributions Not Eligible for Rollover. A non-spouse Beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance. If the Participant dies before his or her Required Beginning Date (as defined in Section 5.9(b) and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulations Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.
     (f) Roth Contribution Rollovers from this Plan. Notwithstanding Section 7.11, a direct rollover of a distribution from a Roth 401(k) Contributions Account or a

Roth Rollover Contributions Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in § 402A(e)(1) of the Code or to a Roth IRA described in § 408A of the Code and only to the extent the rollover is permitted under the rules in §402(c) of the Code. An applicable retirement plan described in § 402A(e)(1) of the Code or to a Roth IRA described in § 408A of the Code shall each be an Eligible Retirement Plan for purposes of Section 7.11. Eligible rollover distributions from a Participant’s Roth 401(k) Contributions Account and Roth Rollover Contributions Account are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceed $1,000 for purposes of mandatory distributions from the Plan.
     14.3 Explanation of Distributions Eligible for Rollover Treatment — The Employer will provide the Participant with a written notice as required by Code Section 402(f) which provides a general description of the Distributee’s distribution options and notice of the Distributee’s other rights, if any, to defer receipt of the distribution. Such notice will be given within the time period specified in Reg. §1.411(a)-11(c); provided, however, that if the distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distributions may commence less than 30 days after the required notice is given, provided that (i) the Plan clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a Participant distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers and its corporate seal to be hereunto affixed, and the Trustee has executed same under seal and thereby accepted the Trust the day and year first above written.

(CORPORATE SEAL)	COMPANY: AARON’S, INC.
	By:	/s/ James L. Cates
Title: Senior Group Vice President

(CORPORATE SEAL)	TRUSTEE: SUNTRUST BANK
	By:	/s/ Alan Leffingwell
Title: Client Manager